UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12
ENTROPIC COMMUNICATIONS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6290 Sequence Drive
San Diego, CA 92121

April 3, 2014
Dear Shareholder:
We hereby cordially invite you to attend our 2014 Annual Meeting of Shareholders, or Annual Meeting, which will be held at Entropic Communications' corporate headquarters located at 6290 Sequence Drive, San Diego, California, at 2:00 p.m., Pacific Daylight Time, on Wednesday, May 14, 2014. We hope you will plan to attend. The formal meeting notice and proxy statement are attached. We have also made available a copy of our 2013 annual report to shareholders with this proxy statement. We encourage you to read our 2013 annual report. It includes our audited financial statements and provides information about our business.

At this year’s Annual Meeting, our shareholders will be asked to:

•	elect the two nominees for director named in the accompanying proxy statement to hold office until our 2017 Annual Meeting of Shareholders;

•	cast a vote on advisory approval of Entropic's executive compensation, as disclosed in the accompanying proxy statement; and

•	ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year.

Your vote is important. Whether or not you plan to attend the Annual Meeting we hope you will vote as soon as possible. You may vote by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States) or over the internet, as well as by telephone, by following the instructions below. If your shares are held in the name of a broker, bank or other holder of record, you will receive a voting instruction form in lieu of a proxy card. Timely voting by any of these methods will ensure your representation at the 2014 Annual Meeting of Shareholders.

Thank you for your ongoing support of Entropic. We look forward to seeing you at our Annual Meeting.
Sincerely,
Lance W. Bridges
Senior Vice President, General Counsel and Corporate Secretary

REDUCE PRINTING AND MAILING COSTS
If you share the same last name with other shareholders living in your household, you may opt to receive only one copy of future proxy statements and annual reports. Please see the response to the question What is “householding” and how does it affect me? for more information on this important shareholder program.
If you wish to obtain additional copies of our proxy statement and our 2013 annual report, you may download these documents from our website at http://proxy.entropic.com

ENTROPIC COMMUNICATIONS, INC.
6290 Sequence Drive
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	2:00 p.m., Pacific Daylight Time, on Wednesday, May 14, 2014.
PLACE	Entropic Communications, Inc.'s corporate headquarters, located at 6290 Sequence Drive, San Diego, CA 92121.
ITEMS OF BUSINESS	●	To elect the two nominees for director named in the accompanying proxy statement to hold office until our 2017 Annual Meeting of Shareholders.
	●	To cast a vote on advisory approval of Entropic's executive compensation, as disclosed in the accompanying proxy statement.
	●	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year.
	●	To transact any other business that properly comes before the 2014 Annual Meeting of Shareholders, or Annual Meeting.
ADJOURNMENTS AND POSTPONEMENTS	Any action on the items of business described above may be considered at the Annual Meeting or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
RECORD DATE	You can vote if you are a shareholder of record at the close of business on March 18, 2014.
VOTING
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instruction as soon as possible. For specific instructions on how to vote your shares, please refer to the details under the question How do I vote my shares? under Proxy Statement-Questions and Answers About Proxy Materials and the Annual Meeting below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2014:
The notice of annual meeting, proxy statement, the accompanying proxy card and 2013 annual report are available on our website at http://proxy.entropic.com
By Order of the Board of Directors

Lance W. Bridges
Senior Vice President, General Counsel and Corporate Secretary
San Diego, California
April 3, 2014

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND THE ANNUAL MEETING	1

GOVERNANCE OF THE COMPANY	6
Entropic Policies on Business Ethics and Conduct	6
Board Leadership Structure	6
Our Board's Role in Risk Oversight	6
Executive Sessions of the Board of Directors	7
Director Independence	7
Shareholder Communications with the Board of Directors	8

BOARD AND COMMITTEE MEMBERSHIP	8
The Audit Committee	9
Audit Committee Financial Expert	10
The Nominating and Corporate Governance Committee	10
The Compensation Committee	11
Compensation Committee Interlocks and Insider Participation	12

2013 COMPENSATION OF NON-EMPLOYEE DIRECTORS	12
2013 Non-Employee Director Compensation	12
2013 Director Compensation Table	13
Non-Employee Director Stock Ownership Guidelines	14

SECURITIES OWNERSHIP	15

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND INDEMNIFICATION	17
Section 16(a) Beneficial Ownership Reporting Compliance	17
Review of Related Person Transactions	17
Transactions with Related Persons	17
Indemnification	18

PROPOSALS REQUIRING YOUR VOTE	19

ITEM 1-ELECTION OF DIRECTORS	19
Classified Board	19
Class I Director	20
Class II Director	22
Class III Director	24

ITEM 2-ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)	27

ITEM 3-RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
Audit and Non-Audit Fees	29
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	30
Report of the Audit Committee	30

i | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2013

EXECUTIVE COMPENSATION	32

COMPENSATION COMMITTEE REPORT	32

COMPENSATION DISCUSSION AND ANALYSIS	32
Philosophy and Goals of Our Executive Compensation Program	32
Executive Summary	33
Overview of Our Compensation Program	33
How We Make Compensation Decisions	34
Processes and Procedures	34
Role of the Compensation Consultant	35
Benchmarking of Executive Compensation	35
Elements of Total Compensation	36
Base Salary	36
Performance-Based Cash Bonuses	37
Long-Term Equity Incentives	38
Option Grant Timing and Pricing Disclosure	40
Named Executive Officer Stock Ownership Guidelines	41
Other Compensation	41
Non-Qualified Deferred Compensation Plan	41
Severance and Change of Control Payments	41

EXECUTIVE COMPENSATION TABLES	42
2013 Summary Compensation Table	42
2013 Grants of Plan-Based Awards Table	43
2013 Outstanding Equity Awards at Year-End Table	44
2013 Option Exercises and Stock Vested Table	45

2013 NONQUALIFIED DEFERRED COMPENSATION PLAN	45

2013 COMPENSATION ARRANGEMENTS OF NAMED EXECUTIVE OFFICERS	45
Employment and Severance Arrangements	45
Potential Payments Under Severance Arrangements	46
Estimated Benefits Upon Termination Without Cause or Resignation for Good Reason	47
Relocation Benefits and Commuting Expenses	47
Equity Compensation Plan Information	48

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS	49

INFORMATION CONCERNING ENTROPIC'S ANNUAL MEETING OF SHAREHOLDERS	50
Directions to Entropic Communications	51

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | ii

Entropic Communications, Inc.
6290 Sequence Drive
San Diego, California 92121

PROXY STATEMENT
For the Annual Meeting of Shareholders
To Be Held May 14, 2014

QUESTIONS AND ANSWERS
ABOUT PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the board of directors of Entropic Communications, Inc., a Delaware corporation, of proxies to be voted at our 2014 Annual Meeting of Shareholders, or Annual Meeting, which is scheduled to take place on Wednesday, May 14, 2014, beginning at 2:00 p.m., Pacific Daylight Time, at our corporate headquarters located at 6290 Sequence Drive, San Diego, California 92121. These materials include information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission, or SEC, and are designed to assist you in voting on the matters presented at the Annual Meeting. Shareholders of record as of the close of business on March 18, 2014 may attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.
This proxy statement and the accompanying proxy card, notice of annual meeting and voting instructions are being mailed on or about April 3, 2014 to all shareholders of record entitled to vote at the Annual Meeting and are also available on our website at http://proxy.entropic.com.

In our proxy materials, “Entropic,” the “Company,” “we,” “us” and “our” refer to Entropic Communications, Inc. and its subsidiaries.
What is included in the proxy materials?
The proxy materials include our proxy statement for the Annual Meeting, our 2013 annual report which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and a proxy card or voting instruction card.
Who is eligible to vote at the Annual Meeting?
If your Entropic common stock is registered in your name in the records of our transfer agent, American Stock Transfer & Trust Company, LLC, or the Transfer Agent, as of the close of business on March 18, 2014, you are a “shareholder of record” for purposes of the Annual Meeting and are eligible to attend and vote. If you hold shares of our common stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or similar institution. This notice of annual meeting, proxy statement, proxy card and 2013 annual report have been forwarded to you by your broker, bank or other holder of record who is considered, for those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares. Instructions on how to vote shares held in street name are described under How do I vote my shares? below.
Is there a list of shareholders entitled to vote at the Annual Meeting?
The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 6290 Sequence Drive, San Diego, California, by contacting our corporate secretary.

1 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

How many votes do I have?
You will have one vote for each share of our common stock owned by you, as a shareholder of record or in street name, at the close of business on March 18, 2014.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Entropic or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Entropic's management.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on:

•	Item 1: the election of the two nominees for director named in this proxy statement, each to serve for a three-year term as a Class I director;

•	Item 2: advisory approval of Entropic's executive compensation, as disclosed in this proxy statement; and

•	Item 3: the ratification of the selection of Ernst & Young LLP as Entropic's registered public accounting firm for the fiscal year ending December 31, 2014.
How does the Board recommend that I vote?
The Board recommends that you vote:

•	FOR the election of the two nominees for director named in this proxy statement, each to serve for a three-year term as a Class I director;

•	FOR the advisory approval of Entropic's executive compensation, as disclosed in this proxy statement; and

•	FOR the ratification of the selection of Ernst & Young LLP as Entropic's registered public accounting firm for the fiscal year ending December 31, 2014.
How do I vote my shares?
For shareholders of record: If you are eligible to vote at the Annual Meeting and are a shareholder of record, you may submit your proxy or cast your vote in one of four ways:

•	By Internet: If you have Internet access, you may submit your proxy by following the instructions provided in your proxy materials and your proxy card.

•	By Telephone: You can also submit your proxy by telephone by following the instructions provided in your proxy materials and on your proxy card.

•	By Mail: You may submit your proxy by completing the proxy card enclosed with those materials, signing and dating it and returning it in the pre-paid envelope we have provided.

•	In Person at our Annual Meeting: You can vote in person at our Annual Meeting. You must present an acceptable form of identification, such as a driver's license, in order to gain admittance.
For holders in street name: If you hold your shares in street name and, therefore, are not a shareholder of record, you will need to follow the specific voting instructions provided to you by your broker, bank or other similar institution. If you wish to vote your shares in person at our Annual Meeting, you must obtain a valid proxy from your broker, bank or similar institution, granting you authorization to vote your shares. In order to attend and vote your shares held in street name at our Annual Meeting, you will need to hand in the valid proxy from your broker, bank or

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 2

similar institution, along with a signed ballot that you can request at the Annual Meeting. You will not be able to vote your shares held in street name at the Annual Meeting without a valid proxy from your broker, bank or similar institution and a signed ballot.
Can I change or revoke my proxy?
For shareholders of record: Yes. A proxy may be changed or revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a proxy via the Internet or by telephone) or by giving written notice to our Corporate Secretary. You may also attend the Annual Meeting and vote your shares in person.
For holders in street name: Yes. You must follow the specific voting instructions provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.
If I submit a proxy by Internet, telephone or mail, how will my shares be counted?
If you submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.
If you sign, date and return your proxy card but do not provide specific voting instructions, your shares of common stock will be voted FOR the election of the two nominees for director named in this proxy statement, FOR the advisory approval of Entropic's executive compensation, as disclosed in this proxy statement, and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014. If any other matter properly comes before our Annual Meeting, the proxy holders will vote your shares in their discretion.
What does it mean if I received more than one proxy card?
If you received more than one proxy card, your shares are registered in more than one name or held in different accounts. Please complete, sign and return each proxy card to ensure that you vote all of your shares.
What is “broker discretionary voting”?
If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “nondiscretionary.” Among the proposals at this year's meeting, the ratification of the independent registered public accounting firm is a discretionary proposal, and your broker is permitted to vote your shares of common stock if you have not given voting instructions. The election of directors and the advisory vote on a resolution to approve Entropic's executive compensation are both non-discretionary proposals, and your broker cannot vote your shares if you have not given voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to discretionary matters, but does not vote on nondiscretionary matters because you did not provide voting instructions on these matters. Therefore, it is important that you provide specific voting instructions regarding nondiscretionary matters to your broker, bank or similar institution if you hold your shares in street name.
I understand that a quorum is required in order to conduct business at the Annual Meeting. What constitutes a quorum?
A majority of all of our outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum at the Annual Meeting. As of March 18, 2014, the record date for the Annual Meeting, there were 88,865,329 shares of common stock outstanding and entitled to vote. If you submit a properly executed proxy by mail, telephone or the Internet, you will be considered a part of the quorum. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

3 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

What are the voting requirements to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality	No
Advisory approval of executive compensation	Majority of the shares present at the meeting in person or by proxy	No
Ratification of Ernst & Young LLP	Majority of the shares present at the meeting in person or by proxy	Yes

•
Election of directors: Under our amended and restated bylaws, in connection with the election of the two directors contemplated at the Annual Meeting, the two nominees receiving the most “for” votes will be elected to our board of directors. Only votes “for” or “withheld” will affect the outcome of the election of our director nominees. Abstentions are not counted as votes “for,” or “withheld” against, any nominee.

•
Advisory Approval of Executive Compensation: Under our amended and restated bylaws, to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed pursuant to SEC compensation disclosure rules, the proposal must receive “for” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as an “against” vote. “Broker non-votes” will have no effect.

•
Ratification of Ernst & Young LLP: Under our amended and restated bylaws, to approve the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 the proposal must receive “for” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as an “against” vote. “Broker non-votes” will have no effect.

Could other matters be decided at the Annual Meeting?
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters that are properly presented at the Annual Meeting for consideration
I share an address with another shareholder and we received only one notice of annual meeting and copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the notice of annual meeting, proxy materials and the 2013 annual report to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the notice of annual meeting and proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the notice of annual meeting and proxy materials, shareholders may write, email or call us at:

Investor Relations
Entropic Communications, Inc.
6290 Sequence Drive
San Diego, CA 92121
Email: ir@entropic.com
Telephone: 858-768-3600

Any shareholder at a shared address to which we delivered multiple copies of any of these documents may write, email or call us at the addresses and telephone number above to request to receive delivery of a single copy of any of these documents.

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 4

Shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.
How can I obtain a proxy card or voting instruction form?
If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please follow the applicable procedure below.
For shareholders of record: Please write or email us at the address and email address set forth above in I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?.
For holders in street name: Please contact your account representative at your broker, bank or other similar institution.
How can I obtain directions to the Annual Meeting?
Directions to the Annual Meeting are set forth at the end of this proxy statement. You may also obtain directions to the Annual Meeting by contacting Entropic Communications Investor Relations by email to ir@entropic.com.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. We have engaged MacKenzie Partners Inc., to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements and expenses that are not expected to exceed $100,000 in the aggregate. Proxies may also be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission and other means of communication. Our directors, officers and employees will not receive any compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other holders of record for the cost of forwarding proxy materials to beneficial owners.
Who will count the vote?
Representatives of our mailing and tabulating agent, Broadridge Financial Solutions, will tabulate the votes and our corporate secretary will act as the inspector of election.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. We intend to file a Current Report on Form 8-K with the SEC within four business days of the date of the Annual Meeting to announce the final voting results. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.
When are shareholder proposals due for Entropic's 2015 Annual Meeting of Shareholders?
To be considered for inclusion in next year's proxy materials, a shareholder proposal must be submitted in writing to our corporate secretary at our corporate headquarters by December 4, 2014. If you wish to submit a shareholder proposal that is not to be included in next year's proxy materials, your proposal generally must be submitted to our corporate secretary no earlier than January 14, 2015 and no later than February 13, 2015. Please review our amended and restated bylaws, which contain additional requirements regarding advance notice of shareholder proposals, including the types of information required to be included in such proposals.
How can I obtain more information about Entropic Communications?
Copies of this proxy statement and our 2013 Annual Report on Form 10-K are available online at www.proxyvote.com or at http://proxy.entropic.com.

5 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

GOVERNANCE OF THE COMPANY

GOVERNANCE INFORMATION
Entropic Policies on Business Ethics and Conduct
We are committed to maintaining the highest standards of business conduct and ethics and, accordingly, have adopted a Code of Business Conduct and Ethics that reflects the business practices and principles of behavior that support our commitment. All of our directors and employees, including our chief executive officer, chief financial officer and principal accounting officer, or the Principal Officers, are required to abide by the spirit, as well as the letter, of our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities and the protection of confidential information, as well as adherence to all laws and regulations applicable to the conduct of our business.
Each of our directors and employees is required to report any suspected or actual violation of our Code of Business Conduct and Ethics of which he or she becomes aware. The Sarbanes-Oxley Act of 2002, as amended, requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.
The full text of our Code of Business Conduct and Ethics is published on our website at http://governance.entropic.com. We will disclose any future amendment to, or waiver from, any provision of our Code of Business Conduct and Ethics for any Principal Officer or member of our board of directors, or our board, on our website within four business days following the date of such amendment or waiver.
Board Leadership Structure
Our board of directors is led by Mr. Umesh Padval, our independent chairman of the board. As set forth in our amended and restated bylaws, when present our chairman of the board presides at all meetings of the board and shareholders. He also performs other duties commonly assigned to the chairman of the board, or which may be prescribed from time to time by our board. In our case, this means that our independent chairman is also responsible for:

•	Setting the agenda for board meetings, in consultation with our president and chief executive officer and other members of the board;

•	Calling and presiding over meetings of the independent directors; and

•	Managing the board's process for annual director self-assessment evaluations.
The board does not have a policy that would prevent our president and chief executive officer from serving as chairman of the board if that were deemed by the board to be in the best interests of the Company.
Our Board's Role in Risk Oversight
Our business involves many unavoidable operational and financial risks, such as those that we disclose periodically in our filings with the SEC. Our management is responsible for identifying risks related to significant business activities, and developing programs for monitoring and controlling or mitigating such risks. The board implements its risk oversight responsibilities by having management provide briefings or engage in discussion and analysis with the board regarding business risks and our risk management efforts. In some cases, such as strategic risks associated with entering new markets or new product development, risks and risk controls are discussed with the board as part of the regular process of approving management's goals and operating plans. In other cases, certain committees of the board are responsible for oversight of specific risk topics. For example, the audit committee oversees issues related to disclosure controls and internal control over financial reporting, and the compensation committee oversees risks related to compensation programs, as discussed in greater detail below. A discussion of

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 6

relevant risks and risk controls is frequently included in management's presentations to the board and its committees; and board members assess and oversee risks as a part of their review of business, financial or other activities of the Company. From time to time, the board also receives specific reports on enterprise risk management, in which the identification and control of risks are the primary topics of discussion.
Risk Assessment in Compensation Programs. As required by the SEC's rules, our compensation committee has assessed our executive compensation programs and our management has assessed our broad-based compensation and benefits programs on a company-wide basis to determine if the programs' provisions and operations create undesired or unintentional risks of a material nature. Based on such assessments, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Executive Sessions of the Board of Directors
As required under the applicable listing standards of The NASDAQ Stock Market, or NASDAQ, executive sessions, or meetings attended only by outside or non-employee members of our board, are held regularly to review the report of the independent registered public accounting firm, the leadership and performance of the president and chief executive officer and other senior management, management's business strategy and operational and financial goals, and any other relevant matters. In 2013, non-employee members of the board met four times in executive sessions of regularly scheduled and special board meetings. Mr. Padval presided at each of these executive sessions in his capacity as our independent chairman.
Director Independence
As a company that is listed on The NASDAQ Global Select Market, we are required, under NASDAQ's listing standards, to maintain a board comprising a majority of “independent” members, as determined affirmatively by our board. With the assistance of legal counsel to the Company, our board reviews the applicable legal standards for board member and board committee independence as in effect from time to time, including the applicable independence requirements set forth in the applicable NASDAQ listing standards. The applicable NASDAQ listing standards provide that, in order to be considered independent, our board must determine that a director has no relationship with us, other than as a director that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, our board of directors considers all relevant facts and circumstances, including those set forth in the NASDAQ listing standards, which include, among other standards, the following:

•
A director is not independent if the director is, or has been within the last three years, an employee of the Company or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of the Company or its subsidiaries.

•
A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company or its subsidiaries, other than director and committee fees, benefits under a tax-qualified retirement plan and amounts received by an immediate family member for service as an employee (other than an executive officer).

•
A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is the Company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company's or its subsidiaries' audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company or its subsidiaries' audit within that time.

•
A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of the Company or its subsidiaries at the same time serves or served on that company's compensation committee.

•
A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company or its

7 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000, or 5% of such other company's consolidated gross revenues.

•
A director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from the Company and its subsidiaries in the preceding fiscal year that are in excess of the greater of $200,000 or 5% of such charitable organization's revenues.

Our board also reviewed a summary of the answers to annual questionnaires completed by each of the non-officer directors and a report of transactions with director-affiliated persons and entities. On the basis of this review, our board affirmatively determined that, except for Mr. Henry, all individuals who served as our directors in 2013 and who will continue to serve as our directors in 2014, including those directors standing for re-election at the Annual Meeting, are independent of the Company and its management under the standards described above. Mr. Henry is not considered an independent director because of his employment as president and chief executive officer of the Company.
Shareholder Communications with the Board of Directors
Our board has adopted a formal process by which shareholders and other interested parties may communicate with our board or any of its directors on board-related issues. Shareholders and other interested parties who wish to communicate with our board or any of its members may do so by sending written communications addressed to 6290 Sequence Drive, San Diego, California 92121, Attn: Secretary. Each written communication must set forth (i) the name and address of the shareholder on whose behalf the communication is being sent, and (ii) the number of shares of Entropic common stock beneficially owned by such shareholder as of the date of such communication.
Relevant communications are distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our board has requested that certain items that are unrelated to the duties and responsibilities of the board be excluded, including, for example:

•	Product complaints;

•	Product inquiries;

•	New product suggestions;

•	Resumes and other forms of job inquiries;

•	Surveys; and

•	Business solicitations or advertisements.
In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-employee director upon request. Our corporate secretary will determine whether these communications should be presented to the board or any one or more directors.

BOARD AND COMMITTEE MEMBERSHIP
Members of our board are kept informed of our business through discussions with our president and chief executive officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the board and its committees.
We encourage, but do not require, our directors and nominees for director to attend our Annual Meeting of Shareholders. At our 2013 Annual Meeting of Shareholders, all of our directors then serving on the board attended the meeting in person.

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 8

During 2013, our board met eight times in regularly scheduled and special meetings and had three standing committees. Those standing committees consisted of an audit committee, a nominating and corporate governance committee and a compensation committee. All of our directors attended more than 75 percent of the regularly scheduled and special meetings of the board and board committees on which they served in 2013, held during the period for which they were directors or committee members, respectively.
The table below provides 2013 membership and meeting information for each of the board committees. Mr. Henry was not a member of any board committee in 2013.

Name	Audit	Nominating and Corporate Governance	Compensation
Mr. Robert Bailey		X*	X
Mr. Keith Bechard	X
Mr. William G. Bock	X
Dr. Kenneth Merchant	X*
Mr. Umesh Padval		X	X*
Dr. Theodore Tewksbury			X
Total 2013 Meetings	5	2	7

*	Committee Chair
The Audit Committee
The three-person audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The audit committee met five times in 2013. Under the terms of its charter, the audit committee oversees the Company's corporate accounting and financial reporting processes on behalf of the board and confers with management and the Company's independent registered public accounting firm regarding the scope, adequacy and effectiveness of internal controls over financial reporting. The committee reviews and discusses with management and the Company's independent registered public accounting firm on matters relating to the annual audit, the financial statements and management's discussion and analysis proposed to be included in the Company's SEC filings, earnings and certain press releases containing information relating to material developments and the presentation of financial statements and the accounting principles applied. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors and is responsible for evaluating the independent auditors' qualifications, performance and independence, as well as approving any non-audit services to be performed by the independent auditors. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.
The audit committee reviews reports from management relating to the status of compliance with certain laws, regulations and internal policies and procedures, including our Related-Person Transactions Policy and Code of Business Conduct and Ethics. The committee is also responsible for reviewing and discussing with management and the independent auditors, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management related to financial controls, disclosure controls and management of the Company's assets.
The audit committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. The audit committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
Our board has determined that each of the members of the audit committee is independent within the meaning of the applicable NASDAQ listing standards and is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

9 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

A copy of the audit committee charter is available on our website at http://governance.entropic.com.
Audit Committee Financial Expert
Our board has determined that Dr. Merchant and Mr. Bock each qualifies as an “audit committee financial expert” for the purposes of the SEC's rules. In making this determination with respect to Dr. Merchant, our board has considered his formal education, his current position with the University of Southern California, his accounting and auditing firm experience, and the nature and scope of his previous experience with public companies. In making this determination with respect to Mr. Bock, our board has considered his formal education, his past positions as Chief Financial Officer at Silicon Laboratories, a publicly traded semiconductor company, and the nature and scope of his experience in executive management and finance roles at Silicon Laboratories and other public companies.
The Nominating and Corporate Governance Committee
The two-person nominating and corporate governance committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The nominating and corporate governance committee met two times in 2013. Under the terms of its charter, the nominating and corporate governance committee is responsible for overseeing all aspects of the Company's corporate governance functions on behalf of the board. This includes determining the minimum qualifications for service on the board, monitoring the size of the board, and identifying, reviewing, evaluating, nominating and recommending candidates to serve on the board, including reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the board and considering director candidates nominated by shareholders.
The committee is responsible for overseeing and reviewing the processes and procedures used by the Company to provide information to the board and board committees. The committee periodically reviews, discusses and assesses the performance of the board and board committees, including the independence of directors. The committee also periodically reviews with the chief executive officer the Company's succession plans for the chief executive officer and other key executive officer positions and is responsible for recommending to the board suitable candidates to succeed to these positions.
At this time, our nominating and corporate governance committee has not adopted any specific policies or any specific process for identifying, reviewing, evaluating, nominating or recommending candidates to serve on the board. However, the committee requires candidates for director nominees to be able to fulfill the core responsibilities required of directors, including devoting sufficient time to our affairs and participating in board and committee meetings. Candidates are also expected to have personal integrity and demonstrate a commitment to the Company, its values and its business and to long-term shareholder value. In addition, the committee will consider such factors as the professional background and experience of each candidate, his or her independence, including under applicable NASDAQ and SEC rules, and whether a candidate's service on the boards of other companies is likely to interfere with his or her service on our board. The board will also consider such factors as the need for, and benefits of, diversity as to gender, ethnic backgrounds, experience and expertise in the composition of the board. The committee retains the right to modify its requirements from time to time. The committee has not adopted a formal policy regarding the consideration of shareholder nominees for directors, but its general policy is to welcome and consider any recommendations for future nominees. Thus, the committee will consider director candidates recommended by our shareholders. The committee does not intend to alter the manner in which it evaluates director candidates, including the preceding criteria, based on whether or not the director candidate was recommended by a shareholder. Please review our amended and restated bylaws, which set forth the information that must be provided with respect to candidates recommended by a shareholder, which information must be supplemented and updated in writing, as necessary, and other obligations imposed on our director nominees generally.
Our board has also determined that each of the members of the nominating and corporate governance committee is independent within the meaning of the applicable NASDAQ listing standards and is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.
A copy of the nominating and corporate governance committee charter is available on our website at http://governance.entropic.com.

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 10

The Compensation Committee
The three-person compensation committee is composed entirely of independent directors and is governed by a board-approved charter stating its responsibilities. The compensation committee met seven times in 2013. Under the terms of its charter, the role of the compensation committee is to:

•
Review and approve (or, if it deems appropriate, make recommendations to the full board of directors regarding) corporate performance goals and objectives, which shall support and reinforce the Company's long-term strategic goals, relevant to the compensation of the Company's executive officers;

•
Evaluate and approve (or, if it deems appropriate, make recommendations to the full board of directors regarding) the compensation plans and programs advisable for the Company, as well as the modification or termination of existing plans and programs;

•
Establish policies with respect to equity compensation arrangements, with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to the Company;

•
Establish policies for allocating between long-term and currently paid-out compensation, between cash and non-cash compensation and the factors used in deciding between the various forms of compensation;

•	Establish elements of corporate performance for purposes of increasing or decreasing compensation;

•	Establish policies on the timing and pricing of equity awards for newly hired employees, promotions and annual grants for executives and non-executive employees and directors;

•
Review regional and industry-wide compensation practices and trends to assess the propriety, adequacy and competitiveness of the Company's executive compensation programs among comparable companies in the Company's industry; however, the compensation committee is required to exercise independent judgment in determining the appropriate levels and types of compensation to be paid;

•	Establish and periodically assess the adequacy of director compensation;

•
Establish policies with respect to votes by the Company's shareholders to approve, on an advisory basis, the compensation of the Company's named executive officers as required by Section 14A of the Exchange Act and determine the Company's recommendations regarding the frequency of advisory votes on executive compensation;

•
Review and approve (or, if it deems appropriate, make recommendations to the full board of directors regarding) the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, any material perquisites and any other form of compensation) for the Company's executive officers;

•	Review and approve any compensation arrangement for any executive officer involving any subsidiary, special purpose or similar entity;

•	Consider and, if appropriate, establish a policy designed to encourage executive officers and directors to acquire and hold a meaningful equity interest in the Company;

•	Evaluate the efficacy of the Company's compensation policy and strategy in achieving expected benefits to the Company and otherwise further the compensation committee's policies; and

•
Review and discuss with the Company's management the content, and recommend to the board the inclusion, of the Compensation Discussion and Analysis discussion in the Company's annual proxy statement and other SEC filings; and

•	Prepare and review the report of the compensation committee for inclusion in the proxy statement.

11 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

In making its compensation decisions, the compensation committee generally follows a set of processes and procedures that it has established. Further, as permitted in its charter, the compensation committee has formed and delegated to a non-executive equity award subcommittee authority to grant equity awards to non-officer employees. The processes and procedures of, and the scope of authority granted to the non-executive equity award subcommittee by the compensation committee are described in further detail in Compensation Discussion and Analysis.
Our board has also determined that each of the members of the compensation committee is independent, within the meaning of the applicable NASDAQ listing standards. In addition, each committee member is a “non-employee director” as defined under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is an “outside director” as defined in section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.
A copy of the compensation committee charter is available on our website at http://governance.entropic.com.
Compensation Committee Interlocks and Insider Participation
Messrs. Padval, Bailey and Tewksbury served as members of our compensation committee during the entire year in 2013. No member of our compensation committee has ever been an officer or employee of the Company and no executive officer of the Company currently serves, or has served during the 2013 fiscal year, on the compensation committee or board of directors of any entity that has one or more executive officers serving as a member of our board or compensation committee.
2013 COMPENSATION OF NON-EMPLOYEE DIRECTORS
Our board has adopted a compensation policy that applies to all of our non-employee directors. In accordance with this policy, our non-employee directors received cash compensation and equity compensation consisting of stock options and restricted stock units, or RSUs, for their annual compensation for the year ended December 31, 2013. The total 2013 compensation of our non-employee directors is shown in the 2013 Director Compensation Table below. Employee directors do not receive any compensation in connection with their service on our board.
2013 Non-Employee Director Compensation
During 2013, each non-employee director received the following compensation for services on our board pursuant to our 2013 non-employee director compensation policy:

•	An annual cash retainer of $40,000 ($60,000 for our independent chairman); and

•
For meetings in excess of eight per calendar year, $1,000 for attending each excess board meeting in person and $500 for attending each excess board meeting that lasts for more than one hour by telephone.

During 2013, members of board committees received additional annual retainers as follows:

•	Audit committee: $20,000 for serving as the chair and $10,000 for serving as a member of the committee;

•	Nominating and corporate governance committee: $8,000 for serving as the chair and $4,000 for serving as a member of the committee; and

•	Compensation committee: $15,000 for serving as the chair and $7,500 for serving as a member of the committee.
Our 2013 non-employee director compensation policy also provided that each board member would receive an additional retainer for serving on any additional standing board committee that may have been formed from time to time in an amount to be determined by our board of directors at the time the standing committee was formed. Board members are not entitled to an additional retainer for serving on temporary, or ad hoc, board committees that may be formed from time to time. During 2013, no additional standing board committees were formed.

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All annual retainers are prorated to take into account the date that an individual joins or resigns from the board or committee, as applicable.
We also reimbursed our non-employee directors for their reasonable expenses incurred in attending the meetings of our board and board committees and for attending approved director education programs or seminars.
Continuing Non-Employee Director Equity Awards. Under the terms of our 2013 non-employee director compensation policy and our shareholder-approved 2007 non-employee directors' stock option plan, or the Directors' Plan, on the date of our 2013 Annual Meeting of Shareholders, each non-employee director, whose term on our board continued following such 2013 Annual Meeting of Shareholders and who had served on our board for at least 90 days prior to such 2013 Annual Meeting of Shareholders, was granted an option to purchase 10,000 shares of our common stock. Each such option vests in equal monthly installments over the one year period following the grant date, and had an exercise price of $4.21 per share (the closing sale price of our common stock per share as reported on The NASDAQ Global Select Market on the grant date). Also on such date, each non-employee director was granted an RSU award under our 2007 Equity Incentive Plan for 11,876 shares of our common stock (representing an aggregate value of approximately $50,000 based on the $4.21 closing sale price our common stock per share as reported on The NASDAQ Global Select Market on the grant date). Each such RSU vests in full on the one year anniversary of the grant date.
New Non-Employee Director Equity Awards. Under the terms of our 2013 non-employee director compensation policy and the Directors' Plan, on the date a non-employee director is first elected to our board, such director will be granted an option to purchase 40,000 shares of our common stock. Such option will vest in equal monthly installments over the four year period following the grant date, and will have an exercise price equal to the closing sale price of our common stock per share as reported on The NASDAQ Global Select Market on the grant date.
2013 Director Compensation Table
The following table shows the compensation earned by our non-employee directors during the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards($)(2),(3)	Total ($)
Mr. Robert Bailey*	45,250	49,998	30,000	125,248
Mr. Keith Bechard	44,000	49,998	30,000	123,998
Mr. William G. Bock	44,000	49,998	30,000	123,998
Dr. Kenneth Merchant*	55,000	49,998	30,000	134,998
Mr. Umesh Padval*#	71,000	49,998	30,000	150,998
Dr. Theodore Tewksbury	41,250	49,998	30,000	121,248
*    2013 Committee Chair
#    Independent Chairman

(1)
Under the 2007 Equity incentive Plan, each non-employee director who continued serving on the board following the 2013 Annual Meeting of Shareholders was automatically granted an RSU award of 11,876 shares of our common stock, calculated by dividing $50,000 by the $4.21 closing price of our common stock on the date of grant as reported by The NASDAQ Global Select Market (less any fractional share that results). The RSUs vest in full on the one year anniversary of the grant date.

(2)
Under the Directors' Plan, each non-employee director who continued serving on the board following the 2013 Annual Meeting of Shareholders automatically received an annual grant of options to purchase 10,000 shares of our common stock at the exercise price of $4.21 per share, the closing price of our common stock on the date of grant as reported by The NASDAQ Global Select Market. These options vest in equal monthly installments over a 12-month period.

(3)
The reported values of these option awards reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718 that are attributable to stock option awards granted to the non-employee directors during the year 2013. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the non-employee directors. The assumptions that we made to determine the value of our awards for accounting purposes are described in detail under the section titled Stock-Based Compensation Expense in Note 6 of the notes to consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 21, 2014, or the Annual Report.

13 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

Non-Employee Director Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines applicable to non-employee directors. Effective as of April 1, 2013, each non-employee director is required to hold a minimum of number of shares, which is the lesser of (i) 20,000 shares or (ii) shares with a market value equal to at least three times the annual cash retainer provided to such director. Each director has five years from April 1, 2013 to meet this ownership requirement. Any newly elected director shall have five years from the date of his or her election to meet this ownership requirement. As of December 31, 2013, five of our seven directors had satisfied the ownership requirement.

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SECURITIES OWNERSHIP
The table below sets forth certain information known to us with respect to the number of shares of our common stock and the percentage of our outstanding common stock beneficially owned as of January 15, 2014 by (i) each individual and entity known by us to beneficially own more than five percent of our common stock, (ii) each of our directors (including the nominees for director named in this proxy statement), (iii) each executive officer who is listed on the 2013 Summary Compensation Table, or the named executive officers, and (iv) all of our current directors and executive officers as a group. The reported percentage ownership is calculated based on 90,475,904 shares outstanding as of January 15, 2014, adjusted pursuant to the rules and regulations of the SEC.

	Beneficial Ownership(1)
	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Issuable Upon Exercise of Stock Options(2)	Total	Percent of Outstanding Shares
Five percent or greater shareholders
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	8,270,720	—	8,270,720	9.14%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	5,457,373	—	5,457,373	6.03%
Marxe, Greenhouse and Stettner(5) 527 Madison Avenue Suite 2600 New York, NY 10022	4,636,946	—	4,636,946	5.13%
Directors and named executive officers			—
Mr. Robert Bailey	30,418	73,024	103,442	*
Mr. Keith Bechard	43,418	92,178	135,596	*
Mr. William Bock	—	22,499	22,499	*
Dr. Michael Farese	19,329	275,353	294,682	*
Mr. Patrick Henry	892,901(6)	1,493,822	1,493,822	2.6%
Mr. Charlie Lesko	31,868	76,000	107,868	*
Mr. David Lyle	36,681(7)	465,280	465,280	*
Dr. Kenneth Merchant	119,918(8)	165,101	165,101	*
Mr. Umesh Padval	59,187	107,947	167,134	*
Mr. Matthew Rhodes	—	—	—	*
Dr. Theodore Tewksbury	18,418	73,024	91,442	*
All executive officers and directors as a group (14 persons)	1,414,321	3,231,986	4,646,307	4.96%
*    Less than one percent.

(1)
The information reported in this table is compiled from information that our executive officers and directors have supplied to us and through our good faith review of our stock records, which are maintained by our Transfer Agent, and Schedules 13G that are available to us from the SEC's website. Unless we have otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by them. The beneficial ownership of shares of our common stock is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or RSUs currently exercisable or vested and issuable, or that will be exercisable or vested and issuable within 60 days of January 15, 2014, are deemed to be beneficially owned by the person holding such option or RSU for computing the percentage of ownership but are not treated as outstanding for computing the percentage of ownership of any other person.

(2)	Including shares of common stock which may be acquired through the exercise of stock options that are currently exercisable or will become exercisable within 60 days of January 15, 2014.

(3)
This information is based on the Schedule 13G filed with the SEC on January 29, 2014 by BlackRock, Inc., which reflects beneficial ownership as of December 31, 2013. BlackRock, Inc. reports that it had beneficial ownership of 8,270,720 shares of our common stock, and sole voting power with respect to 8,007,392 shares of our common stock, and sole dispositive power over 8,270,720 shares of our common stock.

15 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

(4)
This information is based on the Schedule 13G filed with the SEC on February 12, 2014 by The Vanguard Group which reflects beneficial ownership as of December 31, 2013. The Vanguard Group reports that it had sole voting power over 139,213 shares of our common stock, sole dispositive power over 5,330,960 shares of our common stock and shared dispositive power over 126,413 shares of our common stock.

(5)
This information is based on the Schedule 13G filed with the SEC on February 12, 2014 by Marxe, Greenhouse and Stettner which reflects beneficial ownership as of December 31, 2013. Marxe, Greenhouse and Stettner reports that it had sole voting and dispositive power over no shares of our common stock and shared dispositive power over 4,636,946 shares of our common stock.

(6)
Of these shares, 600,460 shares, 145,430 shares and 145,430 shares are held by the Patrick C. Henry and Wendy A. Henry Family Trust, the Patrick C. Henry 2007 Annuity Trust and the Wendy A. Henry 2007 Annuity Trust, respectively, of which Mr. Henry and his ex-wife, Wendy Henry, are co-trustees.

(7)	Shares are held by the Lyle Family Trust for which Mr. Lyle is a co-trustee.

(8)	Includes 1,500 shares held by Dr. Merchant’s spouse.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSON TRANSACTIONS AND INDEMNIFICATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC and NASDAQ initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. Our directors, executive officers and those holders of more than 10 percent of our equity securities, if any, are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based on our review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that in 2013, all of our directors and executive officers who are subject to Section 16(a) of the Exchange Act met all applicable filing requirements, with the exception of Dr. Farese who, due to an administrative error, did not timely report the net vesting of 4,749 shares subject to a restricted stock unit on June 1, 2012. Dr. Farese reported this transaction on a Form 4 filed with the SEC on March 24, 2014.
REVIEW OF RELATED PERSON TRANSACTIONS
Our board has adopted a written Related-Person Transactions Policy, which is administered by our audit committee, that sets forth our policies and procedures regarding the identification, review, consideration and oversight of any transaction or series of transactions involving more than $120,000 and in which we and one or more related persons are participating. We refer to these transactions as “related person transactions.” For purposes of our policy only, a “related person” is any executive officer, director or beneficial owner of more than five percent of our capital stock, including their immediate family members and their affiliates.
Under the policy, our audit committee must approve each related person transaction before it is consummated. In the event that it is inappropriate for the audit committee to review a related person transaction for reasons of conflict of interest or otherwise, an independent body of our board will review and provide oversight over the approval of the transaction. Each of our directors and executive officers are required to identify to the audit committee any related person transaction involving such director, executive officer or shareholder or any of their immediate family members or affiliates.
Based on its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve a related person transaction and will approve only those transactions that are in our best interests and the best interests of our shareholders. If we become aware of an existing related person transaction that has not been approved under our Related-Person Transactions Policy, the matter will be referred to the audit committee and the audit committee will evaluate all options available to it, including ratification, revision or termination of the transaction.
TRANSACTIONS WITH RELATED PERSONS
On February 10, 2014 we entered into a consulting agreement with Semitech Semiconductor Pty Ltd., or Semitech, for engineering services. As compensation for such services, we will pay Semitech up to $270,000 in 2014. Matthew Rhodes, our Senior Vice President, Global Marketing serves on the board of directors of Semitech and owns approximately 10% of the capital stock of Semitech. We believe that the transaction described above was carried out on terms that were in the aggregate no less favorable to us than those that would have been obtained by an unrelated third party in a transaction of a similar size.
Other than the foregoing transaction, since January 1, 2013, we have not entered into any related person transactions involving more than $120,000 other than transactions involving equity and other compensation, termination, change of control and other arrangements for our directors and executive officers that are described under 2013 Compensation of Non-Employee Directors, in the case of our non-employee directors, and under Executive Compensation, in the case of our executive officers.

17 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

INDEMNIFICATION
We indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our amended and restated bylaws, and we have also entered into agreements with certain of those individuals contractually obligating us to provide this indemnification to them.

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 18

PROPOSALS REQUIRING YOUR VOTE

ITEM 1-ELECTION OF DIRECTORS
Classified Board
Our board is divided into three classes, with each class having a three-year term. The terms of the three classes expire as follows:

•	Class I: expires at the 2014 Annual Meeting of Shareholders;

•	Class II: expires at the 2015 Annual Meeting of Shareholders; and

•	Class III: expires at the 2016 Annual Meeting of Shareholders.
The board tries to ensure that each class consists, as nearly as possible, of one-third of the total number of directors. As of the date of this proxy statement, our board has seven members, comprising two Class I directors, two Class II directors and three Class III directors. Vacancies on our board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until that director's successor is elected and qualified.
As of the date of this proxy statement, there are two directors in Class I, the class whose term of office expires in 2014. The current Class I directors are Mr. Henry and Mr. Bock. The nominees for the board's two Class I directors are Mr. Henry and Mr. Bock. Mr. Henry has served as a member of our board of directors since September 2003. Mr. Bock has served as a member of our board of directors since September 2012. Our board of directors has approved the nomination of each of Mr. Henry and Mr. Bock for reelection as Class I directors at the 2014 Annual Meeting of Shareholders (with each nominee abstaining from voting on his own nomination). If elected at the 2014 Annual Meeting of Shareholders, each nominee would serve until the 2017 Annual Meeting of Shareholders and until his successor is elected and has qualified, or, if sooner, until his death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of “for” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld (as indicated on the proxy card), for the election of the two nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee. Each person nominated for election to our board of directors has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
The principal occupation of, and certain other information about the nominees for the board's two Class I director seats, and our Class II and Class III directors, are set forth on the following pages.
Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a shareholder of record) for the election of Mr. Henry and Mr. Bock as Class I directors, unless you indicate otherwise on the proxy card.
Your board of directors unanimously recommends a vote FOR
the election of each of the named nominees as directors.

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CLASS I DIRECTOR For a Three-Year Term Expiring at the 2017 Annual Meeting of Shareholders
Name and Age as of the May 14, 2014 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Patrick Henry	51
Mr. Henry has been our chief executive officer and member of our board of directors since September 2003 and president since February 2008. He also served as chairman of our board of directors from July 2007 to January 2009 and as our president from September 2003 to July 2007. From February 2003 to September 2003, Mr. Henry was president and chief executive officer of Pictos Technologies Inc., a developer of digital imaging products which was acquired by ESS Technology. Prior to 2003, Mr. Henry served as chief executive officer of Lincom Wireless, Inc., a chip manufacturing company focused on 802.11 wireless LAN products, vice president and general manager at LSI Logic Corporation, a provider of silicon, systems and software technologies, and senior vice president at C-Cube Microsystems Inc., a developer of digital video integrated circuits. Mr. Henry holds a B.S. in engineering science and mechanics from the Georgia Institute of Technology and an M.B.A. from the University of Southern California.

		Key Attributes, Experience and Skills

Mr. Henry brings leadership, extensive business and operating experience, and tremendous knowledge of our Company and the semiconductor industry, to our board. Mr. Henry has been our chief executive officer and a member of our board since 2003. He has led the Company through its dynamic transition from a start-up through the successful commercialization of its technologies, its initial public offering and several acquisitions. Prior to joining the Company, Mr. Henry served as chief executive officer and in senior management roles at various companies in the electronics or semiconductor industries. In addition, he brings broad strategic vision for our Company. Mr. Henry's service on our board creates a critical link between management and the board, enabling the board to perform its oversight function with the benefits of management's perspectives on our business.

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CLASS I DIRECTOR For a Three-Year Term Expiring at the 2017 Annual Meeting of Shareholders
Name and Age as of the May 14, 2014 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
William Bock	63
Mr. Bock has served as a member of our board since September 2012. Since June 2013, Mr. Bock has served as President of Silicon Laboratories, Inc., a leading provider of high-performance mixed-signal integrated circuits. Between February 2013 and June 2013, Mr. Bock served as interim Chief Financial Officer of Silicon Laboratories and from 2006 to 2011, Mr. Bock served as the senior vice president of finance and administration and chief financial officer of Silicon Laboratories. Prior to joining Silicon Laboratories, Mr. Bock was a partner at venture capital firms CenterPoint Ventures and Verity Ventures. He also served as president and chief executive officer of Dazel Corporation, a provider of electronic information delivery systems, which was later acquired by Hewlett-Packard. Mr. Bock also held the position of executive vice president and chief operating officer of Tivoli Systems, a client server software company, which he helped take public in 1995, and which was later acquired by IBM. Prior to Tivoli, Mr. Bock successfully completed an IPO at Convex Computer Corporation as chief financial officer, and spent nine-years in key finance roles at Texas Instruments. Mr. Bock is currently serving as a director of Silicon Laboratories and Borderfree, Inc., both public companies. Mr. Bock holds a bachelor's degree in computer science from Iowa State University and a master's degree in industrial administration from Carnegie Mellon University.

		Key Attributes, Experience and Skills

Mr. Bock brings extensive general management and finance and accounting expertise to our board. As the President and a director of a public company in our industry, Mr. Bock has current semiconductor company leadership and relevant board experience. Moreover, Mr. Bock has a strong finance and accounting background and management experience in the area of mergers and acquisitions, which is an asset to our board given our history of supplementing our organic growth with acquisitions. He serves as a designated financial expert on our Audit Committee.

21 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

CLASS II DIRECTOR Term Expiring at the 2015 Annual Meeting of Shareholders
Name and Age as of the May 14, 2014 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Kenneth Merchant, Ph.D	67
Dr. Merchant has served as a member of our board since April 2007. Since 1997, Dr. Merchant has held the Deloitte & Touche LLP Chair of Accountancy at the University of Southern California, or USC. Dr. Merchant has also served as senior associate dean - corporate programs in USC's Marshall School of Business and as dean of USC's Leventhal School of Accounting. Before joining USC, Dr. Merchant taught at Harvard University and the University of California, Berkeley. Dr. Merchant started his professional career at Texas Instruments, Inc. and an independent accounting firm that was a predecessor of Ernst & Young LLP. Dr. Merchant currently serves on the Board of Trustees of Vericimetry Funds, a registered investment company. He was formerly a director of Universal Guardian Holdings, Inc., a public company, from 2006 to 2008 and Diagnostic Products Corporation, a public company that is now a part of Siemens Medical Solutions, from 2003 to 2006. Dr. Merchant holds a B.A. in industrial economics from Union College, an M.B.A. in operations research and production from Columbia University and a Ph.D. in accounting from the University of California, Berkeley.

		Key Attributes, Experience and Skills

Dr. Merchant joined our board in 2007 when we were considering an initial public offering of our stock and we sought to add someone with a strong accounting and finance background. Dr. Merchant's academic research interests include subjects relevant to his service on our board, including accounting, corporate governance, risk management and executive compensation. In addition to his financial experience gained through his formal education, his prior audit industry experience with Ernst & Ernst (now Ernst & Young) and his current and past academic positions at USC, Dr. Merchant has prior experience as a member of the boards of other public companies. Dr. Merchant brings to the board valuable financial and risk management expertise and serves as a designated financial expert on our audit committee.

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CLASS II DIRECTOR Term Expiring at the 2015 Annual Meeting of Shareholders
Name and Age as of the May 14, 2014 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Umesh Padval	56
Mr. Padval has served as a member of our board since December 2004 and has been our independent chairman since January 2009. Mr. Padval currently serves as a partner at Bessemer Venture Partners, a venture capital firm. Prior to joining Bessemer in September 2007, Mr. Padval served as executive vice president, consumer products at LSI Corporation, a storage technology, networking and consumer electronics company. Prior to his promotion to executive vice president, consumer products, Mr. Padval was senior vice president and general manager for LSI's broadband entertainment division, a position he held from 2001 until his promotion. Mr. Padval served as chief executive officer of C-Cube Microsystems from 2000 until its acquisition by LSI in 2001, its president from 1998 to 2000, and a member of its board of directors from 2000 to 2001. Previously, Mr. Padval was senior vice president and general manager of the consumer digital entertainment division at VLSI Technology, Inc., an integrated circuits company that was acquired by Koninklijke Philips Electronics N.V. Mr. Padval also served as senior vice president and general manager for VLSI's computing division. Before joining VLSI in 1987, Mr. Padval held marketing and engineering positions at AMD. Mr. Padval currently serves on the board of directors of the public company Integrated Device Technology, Inc. Mr. Padval holds a Bachelor of Technology from the Indian Institute of Technology, Bombay and an M.S. in engineering from Stanford University.

		Key Attributes, Experience and Skills

Mr. Padval has served on our board for approximately nine years, and in 2009 he assumed the role of chairman of the board. Having served as chief executive officer and in senior management positions at leading public and private electronics and semiconductor companies such as LSI, C-Cube Microsystems and VLSI, and as a seasoned public-company director who currently serves on the board of Integrated Device Technology, Inc., Mr. Padval brings strong operations, engineering, management and boardroom experience to our board in addition to significant semiconductor industry experience.

23 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

CLASS III DIRECTOR Term Expiring at the 2016 Annual Meeting of Shareholders
Name and Age as of the May 14, 2014 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Keith Bechard	62
Mr. Bechard has served as a member of our board since June 2009. Since March 2002, Mr. Bechard has been the owner of Pear Lake Consulting, LLC, a consulting company, through which Mr. Bechard currently serves a consultant to Charter Communications, Inc., and previously served as a consultant to Time Warner Cable, Inc. and Canoe Ventures LLC and as an executive advisor to NGNA, LLC d/b/a Polycipher, both of which are cable industry joint ventures in which Comcast Corporation, Time Warner Cable and Cox Communications, Inc. are members. Before forming his own consulting company, from July 2000 to March 2002, Mr. Bechard was vice president, video product engineering with AT&T Inc.'s broadband division, where he was responsible for deploying advanced digital set-top boxes and launching systems to provide interactive television services. Mr. Bechard holds a B.S. in electrical engineering and computer science from the University of Colorado.

		Key Attributes, Experience and Skills

Mr. Bechard brings extensive technical expertise in interactive television services, high definition television and service provider deployments to our board. Additionally, in his current role as a consultant to Charter Communications and his prior roles as consultant to the U.S. cable television industry through Time Warner Cable, Canoe Ventures and Polycipher, and vice president of video product engineering for AT&T Inc.'s broadband division, he has acquired significant experience and contacts in the primary markets and with some of the largest end-user customers that we serve.

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CLASS III DIRECTOR Term Expiring at the 2016 Annual Meeting of Shareholders
Name and Age as of the May 14, 2014 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Robert Bailey	56
Mr. Bailey joined our board in September 2010. Prior to his retirement in 2011, Mr. Bailey served as the president and chief executive officer of PMC-Sierra, Inc., a semiconductor solutions company, from 1997 to 2008, and as its chairman from 2000 to 2003 and from 2005 to 2011. Mr. Bailey also served as the president of PMC-Sierra, Inc.'s subsidiary, PMC-Sierra, Ltd., from 1993 to 2011. Prior to joining PMC Sierra, Mr. Bailey served as the vice president and general manager of AT&T Microelectronics (now part of LSI Logic), a semiconductor company, from 1989 to 1993, and served in various management positions at Texas Instruments, an analog technologies, semiconductor and signal processing company, from 1979 to 1989. Mr. Bailey is also a director of Micron Technology, Inc., a publicly traded company that provides advanced semiconductor memory solutions. Mr. Bailey received a BS in Electrical Engineering from the University of Bridgeport and an MBA from the University of Dallas. He also attended Stanford University Business School's AEA Executive Training.

		Key Attributes, Experience and Skills

Mr. Bailey brings extensive business and operating experience to our board as the former CEO of a leading company in our industry. Mr. Bailey is also a seasoned public-company director who currently serves on the board of Micron Technology, Inc. We believe that Mr. Bailey's leadership skills and his many years of relevant industry experience make him a valuable asset to our board.

25 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

CLASS III DIRECTOR Term Expiring at the 2016 Annual Meeting of Shareholders
Name and Age as of the May 14, 2014 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Theodore Tewksbury, Ph.D.	57
Dr. Tewksbury joined our board in September 2010. Dr. Tewksbury served as the president and chief executive officer and a member of the board of directors of Integrated Device Technology Inc., a publicly traded, mixed signal semiconductor solutions company, from 2008 to 2013. Prior to joining Integrated Device Technology in 2008, he was the president and chief operating officer of AMI Semiconductor, a mixed signal semiconductor company, from 2006 to 2008. Prior to that, Dr. Tewksbury served as managing director at Maxim Integrated Products, Inc., a designer, manufacturer and seller of high-performance semiconductor products, from 2000 to 2006. Dr. Tewksbury is a member of the board of directors of the Global Semiconductor Alliance. Dr. Tewksbury holds a BS, an MS, and a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

		Key Attributes, Experience and Skills

Dr. Tewksbury brings extensive general management and technical expertise to our board. As the former CEO and director of a public company in our industry, Dr. Tewksbury has relevant semiconductor company leadership and board experience. Moreover, Dr. Tewksbury has a strong technical background, which is an asset to our board given the technical nature of our products and product development processes.

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ITEM 2-ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY VOTE”)
We are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers (which consists of our chief executive officer, chief financial officer and our other three highest paid executive officers), as such compensation is disclosed in this proxy statement, including the Compensation Discussion and Analysis section, the 2013 Summary Compensation Table and the other related tables and disclosures.
Our board of directors recognizes the interest our shareholders have in the compensation of our executives. In recognition of that interest, as a matter of good corporate governance, and as required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (also referred to as “say-on-pay”). We encourage our shareholders to read our Compensation Discussion and Analysis section of this proxy statement, where we describe our executive compensation philosophy and programs and detail how our compensation policies and procedures implement our executive compensation philosophy.
As a central part of its role, our compensation committee meets regularly to review our executive compensation programs to ensure that they support and reinforce our short and long-term strategic and operational objectives, are aligned with the interests of our shareholders and that they meet the goals of attracting, retaining and motivating key executives who are essential to the Company's success.
Based on the results of the shareholder advisory vote in 2013, which achieved 92% favorable votes, the compensation committee continued many of the executive compensation philosophies, programs and practices that help us earn shareholder support in the past and that help us achieve the objectives of our executive compensation programs, including:

•	A strong pay-for-performance philosophy

•	A balanced approach to short and long-term performance metrics

•
Allocation of a significant portion of our executive officers total compensation to pay that is “at risk” in the form of cash incentives that vary based on achievement of financial and strategic objectives and equity awards, the actual realized value of which is based on the Company's stock price performance

•	Providing compensation levels that are internally and externally equitable and affordable
In addition, the compensation committee affirmed and continued several ongoing policies and practices which promote a high standard of corporate governance and avoid inappropriate or unnecessary risk-taking, including:

•	Limiting or “capping” the annual cash incentives that can be paid to executive officers under our short-term incentive program

•	Use of two quantitative measures, revenue and market capitalization, in the selection of the peer group

•	Establishing a fixed grant date for the annual equity awards to our executives

•	No employment agreements with any of our executive officers except our CEO, Mr. Henry

•	A “claw-back” policy within our annual management bonus plan

•	Not providing perquisites to our executive officers that are different or otherwise not available to our other salaried employees

•	A “double-trigger” for change in control equity vesting provisions

•	Modest (50th percentile or less of the peer group) benefits under a change in control

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•	No excise tax gross-ups in the event of a change in control

•	Prohibiting speculative trading of Company stock

•	Annual review and assessment of compensation programs and the associated risk of each program

•	A compensation committee comprised of independent directors

•	The use of an independent compensation consultant
Finally, in 2013 the compensation committee took certain actions to strengthen our executive compensation programs, including

•	Modifying the metrics under our annual cash incentive program to moderate the payout levels under the plan between “threshold” (low end of the payout range) and "stretch” (top end of the payout range)

•	Implementing stock ownership guidelines for non-employee directors and our named executive officers
The compensation committee believes that our executive compensation programs, executive officer pay levels and individual compensation decisions approved for our executive officers, including our named executive officers, are directly aligned with our executive compensation philosophy, fully support its goals and provide an appropriate balance between risk and incentives.
Consistent with the preference expressed by our shareholders at the Company's 2011 Annual Meeting of Shareholders, the board has approved holding a “say-on-pay” advisory vote every year. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the annual meeting:
RESOLVED, that the shareholders of Entropic Communications, Inc. approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
The approval of a majority of our shares represented at the meeting, whether in person or by proxy, is required for advisory (non-binding) approval of the compensation of our named executive officers, as described in this proxy statement. Abstentions will have the same effect as a vote “Against” this proposal. “Broker non-votes” are counted toward a quorum, but are not counted for any purpose in determining whether this proposal is approved. The vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. Although non-binding, our board of directors and the compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2015 annual meeting of shareholders.
Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a shareholder of record) for the approval of our executive compensation of our named executive officers as described in this proxy statement, unless you indicate otherwise on the proxy card.
Your board of directors unanimously recommends a vote FOR this proposal.

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ITEM 3-RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and has further directed that management submit the selection of Ernst & Young LLP for ratification by our shareholders at the Annual Meeting.
Representatives of Ernst & Young LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so. Ernst & Young has audited our financial statements since 2001.
We are asking our shareholders to vote for the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Although ratification is not required by our amended and restated bylaws or otherwise, the board is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event our shareholders fail to ratify the selection, our audit committee will reconsider whether or not to retain Ernst & Young LLP or to select a different firm to serve as our independent registered public accounting firm. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Shareholder approval of this proposal requires a “for” vote from at least a majority of the shares represented at the meeting, whether in person or by proxy. Abstentions will have the same effect as a vote “Against” this proposal. “Broker non-votes” are counted towards a quorum, but are not counted for any purpose in determining whether this proposal is approved.
Our board has appointed our president and chief executive officer, and our chief financial officer to vote the proxy (if you are a shareholder of record) for the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, unless you indicate otherwise on the proxy card.
Your board of directors unanimously recommends a vote FOR the ratification of the selection of
Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Audit and Non-Audit Fees
The following table presents the aggregate fees for professional services billed by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2013 and 2012, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of the fees set forth in the following table were pre-approved by our audit committee.

	Year Ended December 31,
	2013	2012
Audit fees:(1)	$928,672	$846,761
Audit-related fees:(2)	—	151,352
Tax fees:(3)	309,226	106,800
All other fees:(4)	—	—
Total	$1,237,898	$1,104,913

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting and registration statements filed with the SEC.

(2)	Audit related fees were for acquisition related due diligence associated with potential mergers and acquisitions.

(3)	Tax fees were for services related to tax compliance, tax advice and planning (domestic and international).

(4)	Ernst & Young LLP did not provide any “other services” during these periods.

29 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to the engagement of the independent registered public accounting firm for the next year's audit, management submits a list of services falling within the four categories below expected to be rendered by the firm during that year and the related fees to the audit committee for approval.

1.
Audit services include audit work performed on the financial statements, as well as work, including information systems and procedural review and testing, that is required to be performed by the independent registered public accounting firm to allow the firm to form an opinion on the Company's financial statements. Audit services also include services that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and statutory audits.

2.
Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and/or internal control over financial reporting or that are traditionally performed by the independent registered public accounting firm and include due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

3.
Tax services include services such as tax compliance, tax planning and tax advice, as long as such services do not impair the independence of the independent registered public accounting firm and are consistent with the SEC's rules on auditor independence.

4.	All other services are those services not captured in the audit, audit-related or tax categories.
Prior to engagement, the audit committee pre-approves the independent registered public accounting firm's services within each of the four categories described above and the fees for each category are budgeted. The audit committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted amount periodically throughout the year by category of services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.
The audit committee may delegate pre-approval authority to one or more of its members provided that such member must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.
The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence.
Report of the Audit Committee
The audit committee assists the board in fulfilling its oversight responsibility over the Company's financial reporting process. It is not the duty of the audit committee to plan or conduct audits or to prepare the Company's financial statements. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company's financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, the Company's financial condition, results of operations and cash flows. However, the audit committee does consult with management and the independent registered public accounting firm prior to the presentation of financial statements to the Company's shareholders and, as appropriate, initiates inquiries into various aspects of the Company's financial affairs.
Unless the audit committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the audit committee necessarily rely on information provided to them by, and on the representations made by, management and the independent registered public accounting firm. Accordingly, the audit

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 30

committee's oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee's authority and oversight responsibilities do not independently assure that the audits of the Company's financial statements have been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.
In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm regarding the Company's audited 2013 consolidated financial statements (including the quality of the Company's accounting principles). Management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2013 consolidated financial statements to the Company's shareholders. The audit committee reviewed the audited financial statements and discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.
The audit committee has reviewed and discussed with the independent registered public accounting firm the auditor's independence from the Company and its management. As part of that review, the audit committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence. The audit committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor's independence. The audit committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC. The audit committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.
The Audit Committee
Dr. Kenneth Merchant (Chair)
Mr. Keith Bechard
Mr. William Bock
The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates the Report of the Audit Committee by reference therein.

31 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company's 2014 proxy statement. Based on its review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in Entropic's proxy statement for 2014 and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
The Compensation Committee
Mr. Umesh Padval (Chair)
Mr. Robert Bailey
Dr. Theodore Tewksbury
The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates the Report of the Compensation Committee by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes Entropic's executive compensation program for 2013. We use this program to motivate and reward those whom our board has selected to lead our business.
This section of the proxy statement explains how the compensation committee made its compensation decisions for the following named executive officers for 2013: our president and chief executive officer, Mr. Patrick Henry; our chief financial officer, Mr. David Lyle; and our three other most highly compensated executive officers: Mr. F. Matthew Rhodes, our senior vice president of global marketing, who joined the Company in August 2013; Dr. Michael Farese, who served as our senior vice president, global engineering during 2013 and Mr. Charlie Lesko, our senior vice president of worldwide sales, who joined the Company in July 2012. The compensation for these individuals is set forth in the Executive Compensation Tables section of this proxy statement.
Philosophy and Goals of Our Executive Compensation Program

Our compensation philosophy is established by our compensation committee under authority granted by our board of directors. We seek to develop compensation packages for our employees that will allow us to attract, retain and motivate talented employees at all levels within the organization to enhance further long-term shareholder value. The primary objectives of our executive compensation program are: establishing compensation for our executive officers that is externally competitive, aligning compensation with our short-term and long-term performance, building shareholder value by providing incentives based on achievement of corporate goals and providing differentiated compensation based on individual performance. In order to implement those objectives we provide a total compensation package to our executive officers through a mix of base salary, bonus and long-term equity-based compensation that is designed to be competitive with comparable companies within the semiconductor and other high technology industries, and to reward our executive officers for achieving certain performance criteria, including growth in revenues and profitability (as measured on a non-GAAP basis) on a year-over-year basis.

The details of our executive compensation program and how the compensation committee reached its compensation decisions for our named executive officers are discussed in detail in the remainder of this Compensation Discussion and Analysis section of this proxy statement.

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Executive Summary
Overview of Our Compensation Program
We believe that attracting and retaining talented executive management is critical to our ability to deliver superior shareholder value and that the compensation paid to our executive officers should reflect the value that we create for our shareholders. As a result, a significant portion of our executive compensation is tied to performance that varies with the attainment of both short and long-term financial and strategic objectives, and the creation of shareholder value.
The following is a summary of important aspects of our executive compensation program, which are discussed in more detail later in this Compensation Discussion and Analysis.

•
The key elements of our executive compensation program are base salary, annual incentive bonus and long-term equity-based compensation, the latter consisting of stock options and restricted stock units, or RSUs.

•	We emphasize pay-for-performance in order to align executive compensation with our business strategy and the creation of long-term shareholder value.

•	While we emphasize “at risk” pay tied to performance, we believe our programs do not encourage excessive risk taking by management.

•	We have change of control agreements with our executives to help provide continuity of management in the event of a change of control of our company.

In 2013, a significant portion of our executive officers' total compensation was linked to our performance. We consider this portion of executive compensation, comprised of an executive's target bonus and equity-based incentives, to be “at risk.” In the case of an executive officer's annual incentive bonus, no amount is paid unless certain operational and strategic performance criteria are achieved. In the case of an executive officer's stock options, no value is realized unless the market price of our common stock increases after the date of grant. In the case of an executive officer's RSUs, the value realizable once the RSU vests and is released is variable depending on the market price of our common stock on each vesting date. Because the benefits associated with our annual cash incentive plan (also referred to as our management bonus plan) depend on meeting pre-determined performance criteria, and because the value of our equity-based awards substantially depend on increases in our stock price, these elements of executive compensation are not guaranteed and therefore considered to be “at risk.”
In 2013, the percentage of total target compensation of each of Mr. Henry, Mr. Lyle, Mr. Rhodes, Dr. Farese and Mr. Lesko that was considered to be “at risk,” was 75%, 62%, 77%, 58% and 61% of their respective target total compensation for 2013. The percentage of “at-risk” compensation for Mr. Rhodes was higher than our other executive officers because he joined the Company in September 2013. Consequently, most of his target total compensation in 2013 was in the form of long-term equity incentives that will vest over several years as he continues to provide service to the Company.
Consistent with our emphasis on "at risk" pay tied to performance, in 2013 the actual compensation paid to our named executive officers was substantially less than their total target compensation because no cash bonuses were paid under our management bonus plan. As further described in the section of this Compensation Discussion and Analysis titled "Performance-Based Cash Bonuses", the revenue and non-GAAP operating income performance criteria established by our compensation committee were not satisfied, and consequently no bonuses were paid under the management bonus plan for 2013.
The compensation committee continuously endeavors to ensure that the interests of our executive officers are aligned with those of our shareholders and support the creation of long-term shareholder value. At our 2013 Annual Meeting of Shareholders, our shareholders approved, on an advisory basis, our compensation programs and the compensation of our named executive officers. In light of this support, the compensation committee made no significant changes to the overall design of our compensation program during 2013.

33 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

How We Make Compensation Decisions
Processes and Procedures
The compensation committee begins the planning process for the subsequent years' compensation programs in the third quarter of each year and meets several times throughout the fourth quarter of the year and first quarter of the subsequent year to conduct its annual evaluation of executive officer compensation, determine bonus awards based on the Company's performance, establish new performance objectives and related bonus structures for the year ahead, and approve new annual long-term compensation awards in the form of equity incentives. The semiconductor business is dynamic, as is our business, and the compensation committee recognizes its obligation to regularly evaluate the efficacy of our compensation programs and strategy and consider modifications to our compensation plans and programs to support the evolution of our business.
The compensation committee meets throughout the year to discuss strategic compensation matters and address other compensation-related matters, including matters related to individual compensation, compensation for new executive hires, and modifications to existing compensation and incentive programs. The agenda for each meeting is usually developed by the chair of the compensation committee in consultation with one or more of the following individuals: the president and chief executive officer, the senior vice president of human resources, the general counsel and, if applicable, an independent compensation consultant engaged by the compensation committee. The compensation committee also meets regularly in executive session. In addition, from time to time, the compensation committee may invite various members of our management team and other employees, as well as outside advisors or consultants, to make presentations, provide financial or other background information or advice, or otherwise participate in meetings. Our president and chief executive officer may not participate in or be present during any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the sole authority to retain compensation consultants to assist it in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.
Generally, the compensation committee's process comprises two related elements: (i) the determination of compensation levels and (ii) the establishment of performance objectives for the current year. For executives other than the president and chief executive officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by the president and chief executive officer or the senior vice president of human resources. In the case of the president and chief executive officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation, including any equity awards to be granted. For all executives, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, models that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the committee's compensation consultant, if any, including analyses of executive compensation paid at other companies identified by the consultant.
As permitted in its charter, the compensation committee has formed and delegated its authority to grant equity awards to non-officer employees to a non-executive equity award subcommittee. This subcommittee is currently composed of two members, one of whom is our president and chief executive officer. The other subcommittee member may be any one of our general counsel, chief financial officer or the senior vice president of human resources. The purpose of this delegation of authority is to enhance the flexibility of equity administration within the Company and to facilitate the timely award of equity to non-officer employees, particularly new employees, within specified limits approved by the compensation committee. The subcommittee must follow the Company's existing equity award guidelines, which are approved by the compensation committee, when granting equity awards and may not grant promotional or discretionary equity awards outside the limits established in such guidelines. As part of its oversight function, the compensation committee regularly reviews the list of awards approved by the subcommittee.

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Role of the Compensation Consultant
In September 2012, the compensation committee retained the services of the independent executive consulting firm Radford Consulting Services, or Radford, to assist it in developing the Company's 2013 executive compensation strategies and to review the compensation paid to the Company's independent directors. For the executive and board compensation analysis, Radford reported directly to the compensation committee. In addition, Entropic engaged Radford to assist in developing a global compensation structure for non-executives. For this project, Radford reported to the senior vice president of human resources. During 2012 and 2013, Radford also provided occasional assistance to our accounting personnel in calculating stock-based compensation expense. Radford did not provide additional consulting services to the Company, although we do subscribe to Radford's published compensation surveys which are widely used in our industry and are used by our human resources department to help benchmark salaries and other aspects of compensation and benefits paid throughout our organization. The compensation committee does not believe that other services performed by Radford for the Company affected the independence of Radford in the executive compensation and board compensation analysis that Radford performed for the committee.
The compensation committee requested Radford to:

•	Evaluate the efficacy of our existing executive and board compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•	Assist in refining our executive and board compensation strategy and in developing and implementing executive and board compensation programs to execute that strategy;

•	Provide market data for compensation arrangements of executives and boards at similar companies in order to benchmark the reasonableness of the Company's compensation; and

•	Make recommendations for compensation to be paid to the Company's executives and non-employee board members based on guidelines and other input provided by the compensation committee.

As part of its engagement, the compensation committee requested that Radford develop a comparative group of companies (“peer group”) and perform analyses of compensation levels for that peer group. At the request of the compensation committee, Radford also conducted individual interviews with members of the committee, the president and chief executive officer, the senior vice president of human resources and other members of senior management, as they deemed appropriate, to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete.
Radford ultimately developed recommendations for our executive and non-employee board member compensation that were presented to the compensation committee for its consideration. The compensation committee engaged in an active dialogue with Radford before finally approving the compensation for our executive officers for 2013 as described in detail below.
Benchmarking of Executive Compensation
For 2013, Radford benchmarked our executive compensation using a combination of peer group proxy statement analysis and Radford's own executive compensation surveys. Radford, with input from our compensation committee, developed its recommendation for the Company's peer group by identifying publicly-traded semiconductor and other technology companies with annual revenue between $150 million and $750 million. In recommending changes from the benchmarking peer group used in 2012, Radford also considered market capitalization, number of employees, industry classification and business model as relevant considerations. The compensation committee fully discussed Radford's recommendations and the committee's feedback was taken into account before the final list was approved. The resulting peer group of nineteen companies is set forth below and includes primarily semiconductor companies that are similar to us in business strategy or represent business or talent competitors:

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2013 Industry Peer Group
Applied Micro Circuits	Micrel
Cavium Networks	Monolithic Power Systems
Cirrus Logic	PMC-Sierra
Hittite Microwave	Power Integrations
Integrated Device Technology	Semtech Corporation
Integrated Silicon Solutions	Sigma Designs
Intersil	Silicon Image
IXYS Corporation	Silicon Laboratories
Lattice Semiconductor	Tessera Technologies
Volterra Semiconductor
In addition to proxy data from the peer group companies, the compensation committee used information provided by Radford from its own industry surveys and proprietary databases to benchmark compensation for each of our executive officer positions. For 2013, Radford collected market compensation data from the Radford Global Technology Compensation Survey, giving the peer group proxy data and survey data approximately equal weighting to develop percentile rankings for each element of 2013 compensation.
When considering the competitiveness of executive officer compensation levels, the compensation committee reviewed the compensation of each executive officer against the available market data for that executive officer from these benchmarking sources. The compensation committee does not use a formula to set pay in relation to this market data; rather it considers a number of factors (as described further below), including the benchmarked market data, in determining compensation for each executive officer relative to such data.
Elements of Total Compensation
To accomplish our executive compensation program objectives, we provide our executive officers with compensation packages that generally consist of the following components: base salary, performance-based cash bonus and long-term equity incentives. Our executive officers are also entitled to potential payments upon specified termination or change of control events. Additionally, our executive officers receive other benefits that are generally available to all employees.
Base Salary
Base salaries are used to attract and retain employees by providing compensation that is not considered “at risk” as compared to other performance-based and long-term incentives. The base salary for each executive officer is established at the time of hire by taking into consideration the executive officer's scope of responsibilities, qualifications, experience, competitive salary information and internal fairness in light of the compensation paid to other Company executives. Base salary adjustments for ensuing years are determined based on an assessment of the executive's job responsibilities, performance against job responsibilities, overall Company performance, competitive salary information and overall economic conditions. Annually, during the fourth and first quarter of the year, the compensation committee considers these factors is in assessing potential adjustments to base salaries for each of our executive officers. For the purpose of setting base salary levels and adjustments to base salary, there is no formulaic method, instead the compensation committee considers individual performance, impact the executive officer had on the overall business, and anticipated future contributions to the Company's short and long-term success. In addition, the compensation committee considers the market reference point for each executive officer's base salary, based on the 50th percentile of companies in our peer group and Radford's compensation survey, for the executive officers' particular role.

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In November 2012, Radford provided our compensation committee with its analysis regarding market cash compensation and recommendations for changes to 2013 base salaries for the Company's executive officers. In March 2013, the compensation committee approved increases in base salaries for our executive officers in amounts that resulted in each executive officer's base salary being at approximately the 50th percentile relative to our 2013 industry peer group and Radford's survey data. The increased base salaries for Mr. Henry, Mr. Lyle, Dr. Farese and Mr. Lesko became effective on March 26, 2013 and are set forth in the table below. Mr. Rhodes was hired in September 2013, and his base salary was approved by the compensation committee at the time he was hired. The compensation committee considered several factors in approving Mr. Rhodes' starting base salary including: internal equity with colleagues within the Company, external equity in the form of market data for base salaries of executives in similar positions within our peer group and industry, the size and scope of his position with the Company, his prior compensation, and negotiations with him during the offer process. The annualized base salaries for each of our named executive officers, determined as described above, are set forth in the following table.

Named Executive Officer	Title	Base Salary
Mr. Henry	President and Chief Executive Officer	$500,100
Mr. Lyle	Chief Financial Officer	$322,400
Mr. Rhodes	Senior Vice President, Global Marketing	$280,000
Dr. Farese	Senior Vice President, Global Engineering	$295,000
Mr. Lesko	Senior Vice President, Worldwide Sales	$298,000
The aggregate base salary actually paid in 2013 to each of our named executive officers is detailed in the 2013 Summary Compensation Table.
Performance-Based Cash Bonuses
Cash bonuses are tied to annual corporate and individual performance and are considered an “at risk” element of overall compensation. Annual bonuses are intended to provide our executive officers an incentive to achieve overall Company goals, thereby enhancing shareholder value. Corporate goals for our cash bonus plans are designed to be challenging but attainable, and therefore reflect a pay-for-performance philosophy. Bonuses are generally not paid until after the end of the performance measurement period. The Company's management bonus plan includes a “clawback” provision for recovery of payments after they are made that would require an executive to return any portion of any cash bonus that had already been paid if it is later determined that such portion was not earned.
The target 2013 bonuses for each of our named executive officers, expressed as a percentage of the executive officer's base salary, are set forth in the table below:

Named Executive Officer	Title	Target Bonus Percent
Mr. Henry	President and Chief Executive Officer	100%
Mr. Lyle	Chief Financial Officer	60%
Mr. Rhodes	Senior Vice President, Global Marketing	50%
Dr. Farese	Senior Vice President, Global Engineering	50%
Mr. Lesko	Senior Vice President, Worldwide Sales	70%
These target bonus percentages were set by our compensation committee and were consistent with our goal of providing total target cash compensation to our named executive officers at approximately the 50th percentile relative to our 2013 industry peer group. Target cash compensation is comprised of base salary plus the target annual cash bonus and assumes payout of the bonus at 100 percent of the target annual amount. As reflected in the “Non-Equity Incentive Plan Compensation” column in the 2013 Summary Compensation Table, no amounts were actually paid to our named executive officers under the 2013 management bonus plan because the performance hurdles required for a payout were not met.
2013 Management Bonuses. Performance-based cash bonuses were potentially payable to our named executive officers for 2013 under our management bonus plan. Typically, the compensation committee approves the performance criteria for the current year management bonus plan in the first quarter of the year and the actual

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amount earned is determined and approved following the end of the fiscal year. In its review and consideration of the annual incentive plan metrics for the 2013 plan year, the compensation committee elected to modify the metrics and the payout curves (flattening them) to reduce the potential for wide fluctuations in the bonus payouts between “threshold” (low end of the payout range) and "stretch” (top end of the payout range), and to strengthen the alignment of the plan metrics with strategic and operational objectives for 2013 . The 2013 performance criteria under the management bonus plan for our named executive officers related solely to two financial metrics: (i) our 2013 revenue and (ii) our 2013 non-GAAP operating income. Management and our board of directors use non-GAAP operating income as a financial measure to manage the Company's business, including setting operating budgets and benchmarking performance both internally and externally. Non-GAAP operating income excludes the effects of, among others, all forms of stock-based compensation, non-cash acquired intangibles amortization and impairment charges, and restructuring charges.
Similar to prior years, the compensation committee reviews and approves both the “thresholds” or minimum level of performance necessary to begin any payout, and the “cap” or maximum level of performance to receive the maximum bonus payout. Under the management bonus plan for 2013, no bonuses were payable unless the Company achieved either 2013 revenue of at least $337.5 million or 2013 non-GAAP operating income of at least $18 million. These minimum thresholds were intended to be challenging but attainable.
Assuming such minimum thresholds were met, the potential bonus payment any executive officer could receive was measured as a percentage of the executive officer's base salary. Under the 2013 management bonus plan, 50 percent of each executive officer's target bonus payout was tied to the Company meeting or exceeding 2013 revenue goals, and 50 percent of the target bonus was tied to meeting or exceeding 2013 non-GAAP operating income goals. For each of these sets of goals, bonuses of up to 200 percent of the target (payout maximums) would be paid if the Company achieved “stretch” revenue or operating income; provided, however, that in no event would the total bonuses paid exceed 15% of the Company's non-GAAP operating income. The performance metrics to allow a payout at maximum were levels the compensation committee believed would be very difficult for the Company to achieve.
With respect to the 2013 revenue thresholds, each named executive officer would receive 50 percent of his target bonus payout if the Company achieved 2013 revenue of $337.5 million, 100 percent if the Company achieved 2013 revenue of $375.0 million and 200 percent if the Company achieved 2013 revenue of $430.0 million or more. With respect to the 2013 non-GAAP operating income thresholds, each named executive officer would receive 50 percent of his target bonus payout if the Company achieved 2013 non-GAAP operating income of $18.0 million, 100 percent if the Company achieved 2013 non-GAAP operating income of $32.1 million and 200 percent if the Company received non-GAAP operating income of $51.5 million or more.
The Company's actual 2013 revenues and 2013 non-GAAP operating loss were $259.4 million and $10.8 million, respectively. Consequently, the Company did not achieve the thresholds required for bonuses to be paid under either the revenue or operating income metrics. As a result, no payments were made under the 2013 management bonus plan.
Long-Term Equity Incentives
We believe equity awards help align the interests of our executive officers with those of our shareholders. Given the growth stage of our business and industry risk profile, we believe the use of equity-based awards as a significant component of our compensation package for executive officers is the best approach to encourage executive officers to focus on the achievement of corporate goals that align the interests of our executive officers with creating long-term shareholder value.
We provide long-term incentive compensation to our executive officers through equity awards that generally vest over four years. In the case of equity awards in the form of stock options, the exercise price is equal to the market price of our common stock on the date of grant. Since our initial public offering in December 2007, we have issued such equity awards to executive officers and other employees under our 2007 equity incentive plan (“2007 Plan”). This plan was established to provide incentives to our employees and consultants to execute on our long-term objectives and strategic initiatives. More recently, we have issued equity awards under our 2012 Inducement Award Plan (the “Inducement Plan”), which was approved by our compensation committee in April 2012. We adopted the Inducement Plan to assist in the inducement of prospective employees to accept employment with the Company. In 2013, we did not issue equity awards to any of our executive officers under the Inducement Plan.

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The Company is required to record a non-cash, stock-based compensation expense for stock-based options and other awards, based on the grant date fair value of such awards. This expense is amortized under a straight-line method over the vesting period of each award.
Since 2012, we have granted RSUs to all of our executive officers as part of their annual equity incentive awards. Our compensation committee believes that RSUs provide a valuable addition to balance our executive officer long-term incentive program. Compared with stock options, we do not have to issue as many RSUs to achieve a given level of value to our executive officers, so, to the extent RSU's are issued in lieu of stock options, the dilutive effect of our employee equity incentives on our outstanding shares will be reduced. The compensation committee believes that equity-based awards that include a combination of stock options and RSUs provide an appropriate balance between expenses, dilution, alignment with shareholder interests, compensatory value and retention value. The compensation committee also recognizes that RSUs provide a more direct correlation between the compensation expense we must record for financial accounting purposes and the actual value delivered to our executive officers. Beginning in 2012, our compensation committee approved the inclusion of RSUs in the annual equity-based awards granted to our executive officers. We continued this practice in 2013, with each award including both stock options and RSUs at a ratio of 60 percent to 40 percent, respectively, with each RSU deemed to have a value equivalent to two stock options.
In addition to stock options and RSUs, the 2007 Plan allows for other types of equity awards. Our compensation committee has not ruled out the use of other types of equity incentives in the future
Equity-Based Awards. Our 2007 Plan authorizes us to grant stock options and RSUs to employees, consultants and directors. With respect to executive officers, equity-based awards are typically granted and effective upon commencement of employment and on an annual basis thereafter, generally in conjunction with our annual performance evaluation process. The compensation committee also has the discretion to make grants in connection with promotions. All equity-based awards to executive officers require the approval of our compensation committee before they are awarded.
In determining the size of the annual equity-based awards granted to our existing executive officers, the compensation committee considers the performance of the executive officer in achieving corporate goals and enhancing shareholder value, the overall value of the vested and unvested equity-based awards held by the executive officer, and the value of equity-based awards and timing of those awards made to executive officers in comparable positions within a group of comparable companies. These factors are considered on a collective basis, and our compensation committee, together with input from the president and chief executive officer for executives other than himself, and the senior vice president of human resources, then determines the size of equity awards based on these factors taken as a whole.
Stock options are priced at the fair value of our common stock on the date the award is granted. Generally, 25 percent of the shares subject to stock options vest one year from the effective date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain situations such as in connection with termination of employment following a change of control. Our stock options generally expire 10 years from the date of grant.
RSUs entitle the holder to receive shares of our common stock at the time of vesting, without the payment of an exercise price or other cash consideration. RSUs vest over a period of continuous service measured from the award date, and in general vest in four annual installments with 25 percent of the shares subject to the RSU award vesting on each year following the anniversary of the award date, subject to acceleration of vesting in certain situations such as in connection with termination of employment following a change of control.
In 2012, the compensation committee approved the Inducement Plan to assist inducing prospective employees to accept employment with the Company. The Inducement Plan permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units and other awards. The only types of equity awards we have granted under the inducement plan are stock options and RSUs. Stock options and RSUs granted under the Inducement Plan generally contain the same vesting terms as the equivalent awards granted under the 2007 Plan.
2013 Equity-Based Awards. In March 2013, the compensation committee reviewed and approved annual equity awards for the executive officers with a grant date of April 12, 2013 (the annual award date that was established in January 2013). The compensation committee targeted equity awards for the Company's executive officers at the 50th percentile relative to our 2013 industry peer group, with the possibility of awarding options at up to the 75th

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percentile and down to the 25th percentile. Equity awards to individual executives were based on benchmark data for executive in similar positions at peer companies, the executive's past performance and future expected performance and contributions, the retention value of the executive's equity holdings, the executive's cash compensation as compared to market, and input from the president and chief executive officer for those other than himself.
The equity award granted to Mr. Rhodes in 2013 was a new hire, or inducement award, not an annual award. In determining the award to Mr. Rhodes, the committee considered several factors including: internal equity of the award compared to peers internally, external equity in the form of market data for new hire equity awards to executives in similar positions at companies within our peer group and industry, the size and scope of the executive's position with the Company, the executive's prior total compensation, and negotiations during the offer process.
Equity-based awards made in 2013 to our named executive officers are set forth in the 2013 Grants of Plan-Based Awards Table and the outstanding equity-based awards held by our named executive officers as of December 31, 2013 are set forth in the 2013 Outstanding Equity Awards at Year-End Table.
Based on the survey and peer group data provided by Radford, the combined number of stock options and RSUs granted to our named executive officers in April 2013, as a percentage of outstanding shares, was generally competitive with the 50th percentile relative to our 2013 industry peer group. The combined value of the options and RSUs granted in April 2013 to our named executive officers was also between the 50th and 75th percentiles relative to our 2013 industry peer group. Overall, we do not have a fixed policy for allocating compensation between base salary, short-term incentives and long-term incentives or between cash and non-cash compensation. However, we do benchmark our executive compensation pay mix against market data for similar positions in our peers and in our industry, and we are generally aligned with our peer group relative to pay mix for our executives. As a result, our executive officers total target annual compensation approximates the 50th percentile of our peers.
Option Grant Timing and Pricing Disclosure
The compensation committee has adopted an equity grant policy that provides that, to the extent that annual equity awards are granted to executive officers in a given year, the compensation committee will consider and approve such grants at a compensation committee meeting held within the first 120 days of each year.
The annual meetings during which annual equity awards are typically determined are generally scheduled to follow the expected release of our earnings for the fourth quarter of the previous year, and occur at a time that is expected to be during a fixed “window” period, or a specified period outside of which our directors, officers and certain employees are restricted from trading in our securities. The awards approved by the compensation committee will be granted effective as of the date of the compensation committee's approval thereof. The exercise price will be the closing market price of our common stock on the date of grant, or if the date of grant occurs on a weekend or holiday when NASDAQ is closed, then the exercise price is the closing price of the immediately preceding trading day. Our newly hired executive officers receive equity awards that are considered and approved by the compensation committee. The effective date of the equity award is the later of the date of the compensation committee approval thereof or the date of hire. Equity awards relating to a promotion or other discretionary awards to an executive officer are made by the compensation committee at the first meeting of the compensation committee following the promotion of the executive officer or other applicable event. The equity award is effective as of the date of the compensation committee's approval or a designated date following the approval. For stock options and stock appreciation rights for both new hires and promotion or other discretionary awards to executive officers, the exercise price is equal to the closing price of our common stock on the date of grant, or if the date of grant occurs on a weekend or holiday when NASDAQ is closed, then the exercise price is the closing price on the immediately preceding trading day.
Under the terms of our Directors' Plan, each individual who is elected or appointed for the first time to be our non-employee director automatically receives an initial grant of an option to purchase 40,000 shares of our common stock on the date of his or her initial election or appointment to our board. In addition, each non-employee director whose term on our board continues following our annual meeting of shareholders and who has served on our board for at least 90 days prior to such annual meeting automatically receives, on the date of such annual meeting, an option to purchase 10,000 shares of our common stock, and a RSU award for a number of shares of common stock equal to $50,000 divided by the closing sale price of our common stock per share as reported on The NASDAQ Global Select Market on the grant date.

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Named Executive Officer Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines applicable to the Company's named executive officers. Effective as of April 1, 2014, the Company's chief executive officer will be required to hold a minimum number of shares, which shall be the lesser of (i) 150,000 shares or (ii) shares with a market value of at least 3 times the annual salary paid to the chief executive officer; each of the other named executive officers will be required to hold a minimum number of shares, which shall be the lesser of (i) 50,000 shares or (ii) shares with a market value at least equal to the annual salary paid to such officer. Each named executive officer will have five years from the effective date to meet this ownership requirement. Any new named executive officer shall have five years from the date of his or her identification as a named executive officer to meet this ownership requirement.
Other Compensation
In order to remain competitive and recruit and retain highly talented individuals, we provide other forms of compensation from time to time, such as the ability to participate in our employee stock purchase plan through regular payroll deductions, paid premiums on group life insurance policies, supplemental disability insurance coverage, a section 401(k) savings/retirement plan, relocation benefits and hiring bonuses. We also provide personal paid time off and paid holidays to all employees, including our executive officers, which are comparable to those provided at comparable companies.
Non-Qualified Deferred Compensation Plan
In April 2011, the compensation committee adopted a non-qualified deferred compensation plan, or NQDC Plan. The NQDC Plan is intended to help build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation, which may include cash director fees, base salary, cash bonus awards, RSU awards, discretionary cash awards and/or any other payments designated by the NQDC Plan administrative committee as eligible for deferral under the NQDC Plan from time to time. Unless otherwise determined by the NQDC Plan administrative committee, board members and certain management or highly compensated employees, including our named executive officers, who are notified regarding their eligibility to participate and delivered the NQDC Plan enrollment materials, are eligible to participate in the NQDC Plan. Under the NQDC Plan, plan participants are provided the opportunity to make annual elections to defer a specified percentage or fixed amount of their eligible cash compensation and their eligible RSUs. The Company may also make discretionary contributions to plan participants' accounts in the future, although it currently does not do so. Any discretionary contributions made by the Company in the future may be subject to vesting arrangements as determined by the Company. The plan participant is always 100% vested in his or her own elective cash deferrals and any earnings thereon. A committee appointed by the compensation committee administers the NQDC Plan. None of our board members or named executive officers participated in the NQDC Plan in 2013.
Severance and Change of Control Payments
We have entered into agreements containing severance benefits for our president and chief executive officer and agreements containing change of control provisions with all of our named executive officers, the terms of which are described in 2013 Compensation Arrangements of Named Executive Officers-Employment and Severance Arrangements. These agreements provide for a varying combination of a lump-sum cash payment, continued benefits and acceleration of vesting on outstanding equity-based awards upon termination, in the case of our president and chief executive officer, and in connection with a change of control, in the case of all executive officers. The change of control provisions contained in these agreements include a “double trigger,” meaning that they do not become operative in the event of a change of control unless the executive's employment is terminated involuntarily without cause, or voluntarily with good reason, in connection with the transaction.
Given the nature of the industry in which we participate and the range of strategic initiatives we may explore, we believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. In addition, since we believe it may be difficult for our executive officers to find comparable employment following a termination without cause or resignation with good reason in connection with or following a change of control, these severance and change of control benefits are intended to ease the consequences to an executive officer of an unexpected termination of employment. By establishing these severance and change of control benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect shareholder interests while a transaction is under consideration or pending.

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EXECUTIVE COMPENSATION TABLES
2013 Summary Compensation Table

Name and Principal Position	Year(1)	Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Patrick Henry	2013	488,375	328,800	703,200	—	5,790	1,526,165
President and Chief	2012	444,198	326,400	854,400	769,629	5,270	2,399,897
Executive Officer	2011	419,141	402,300	1,600,200	—	5,350	2,426,991
David Lyle	2013	319,470	106,860	228,540	—	5,550	660,420
Chief Financial Officer	2012	317,115(7)	93,840	245,640	291,461	5,270	953,326
	2011	303,443(7)	134,100	533,400	—	5,348	976,291
F. Matt Rhodes(8)	2013	88,196	214,500	581,400	—	22,897	906,993
Senior Vice President,	2012	—	—	—	—	—	—
Global Marketing	2011	—	—	—	—	—	—
Michael Farese, Ph.D.	2013	292,633	82,200	175,800	—	67,526	618,159
Senior Vice President,	2012	285,867(7)	93,840	408,040	243,590	9,099	1,040,436
Global Engineering(9)	2011	273,828	71,520	284,480	—	6,672	636,500
Charlie Lesko(10)	2013	296,125	82,200	175,800	—	10,558	564,683
Senior Vice President,	2012	128,711	455,220	758,400	144,638	9,396	1,496,365
Worldwide Sales	2011	—	—	—	—	—	—

(1)
We have provided information on compensation received by our principal executive officer, principal financial officer and our three other most highly compensated executive officers as of December 31, 2013. We refer to these individuals as our named executive officers from time to time in our proxy statement.

(2)
The amounts in this column represent salaries actually earned for services performed by the named executive officers in the periods indicated. The 2013 salary for Mr. Rhodes represents amounts earned by him in 2013 after joining us in September 2013. The 2012 salary for Mr. Lesko represents amounts earned by him in 2012 after joining us in July 2012.

(3)
The dollar value of RSUs shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 that are attributable to RSU awards granted to these individuals during the periods indicated. These award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in Note 6 of the notes to consolidated financial statements included in our Annual Report. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers. The number of RSUs granted to Mr. Rhodes represents an award in connection with commencement of his employment with the Company and is not indicative of the size of awards that he may receive in future years.

(4)
The dollar value of stock options shown represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 that are attributable to stock option awards granted to these individuals during the periods indicated. These award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in Note 6 of the notes to consolidated financial statements included in our Annual Report. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers. The number of stock options granted to Mr. Rhodes represents an award in connection with commencement of his employment with the Company and is not indicative of the size of awards that he may receive in future years.

(5)
No bonuses were paid to any of the named executive officers who were eligible to receive bonuses in 2011 or 2013 under the Company's 2011 and 2013 management bonus plans. The 2012 values in this column represent cash bonuses earned by the named executive officers based on the Company's performance during 2012 under the Company's management bonus plan that was adopted in April 2010. The 2012 bonus award granted to Mr. Lesko was prorated based on the period of time he was employed by the Company in 2012.

(6)
The 2013 values in this column include the elements of all other compensation identified in the following table which excludes, as permitted by SEC rules, the amounts paid by us for perquisites and other personal benefits where the total value of all perquisites and personal benefits received by the individual named executive officer is less than $10,000. In a similar fashion, the values shown in this column reflect the same elements of compensation (life insurance premiums paid by us on behalf of the named executive officers, Company matching 401(k) contributions, and/or relocation and commuting expenses paid by us on behalf of the named executive officers), excluding perquisites and personal benefits received by the individual named executive officer which were less than $10,000.

(7)
The amounts shown for 2012 include a cash-out of a portion of accrued vacation in the amount of $9,535 for Mr. Lyle, and $3,287 for Dr. Farese. The amounts shown for 2011 include a cash-out of a portion of accrued vacation in the amount of $4,615 for Mr. Lyle. No other named executive officer received a cash-out of any portion of accrued vacation in 2013, 2012 or 2011.

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 42

(8)	Compensation data for 2011 and 2012 has not been provided for Mr. Rhodes because he first became an employee of the Company in 2013.

(9)
Dr. Farese served in this capacity throughout 2013. Subsequently in March 2014, Dr. Farese transitioned to a new role as the Company's Chief Technical Officer, and Vahid Manian, the Company's Senior Vice President, Global Operations, assumed leadership of the Company's global engineering organization in addition to global operations. Dr. Farese and Mr. Manian both continue to report to the Company's Chief Executive Officer.

(10)	Compensation data for 2011 is not provided for Mr. Lesko because he first became an employee of the Company in 2012.

Name and Principal Position	Life Insurance Premium ($)	Company Matching 401k Contributions ($)	Relocation and Commuting Expenses ($)(a)	Total ($)
Patrick Henry	690	5,100	—	5,790
David Lyle	450	5,100	—	5,550
F. Matt Rhodes	297	1,400	21,200	22,897
Michael Farese	3,696	5,100	58,730	67,526
Charlie Lesko	1,269	4,697	4,592	10,558

(a)
These expenses were incurred in 2013 but may have been paid subsequent to 2013. These expenses were paid or reimbursed to Mr. Rhodes, Dr. Farese and Mr. Lesko under the terms of their offer letters with us. They are further described in 2013 Compensation Arrangements of Named Executive Officers - Relocation Benefits and Commuting Expenses.

The following table provides additional information about equity-based awards granted to our named executive officers during the year ending December 31, 2013. The equity incentive plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section headed “Long-Term Equity Incentives.” Our 2007 Plan includes restrictions on the maximum number of stock awards that may be granted to any person during any calendar year.
2013 Grants of Plan-Based Awards Table

Name	Grant Date	All Stock Awards: Number of Shares of Stock or Units (#)(1)	All Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Mr. Patrick Henry	4/12/2013		240,000	4.11	703,200
	4/12/2013	80,000			328,800
Mr. David Lyle	4/12/2013		78,000	4.11	228,540
	4/12/2013	26,000			106,860
Mr. F. Matthew Rhodes	9/9/2013		190,000	4.29	581,400
	9/9/2013	50,000			214,500
Dr. Michael Farese	4/12/2013		60,000	4.11	175,800
	4/12/2013	20,000			82,200
Mr. Charles Lesko	4/12/2013		60,000	4.11	175,800
	4/12/2013	20,000			82,200

(1)
The stock awards reported in the above table represent RSUs issued under our 2007 Plan. Each RSU entitles the executive to receive one share of our common stock at the time of vesting without the payment of an exercise price or other consideration. Generally, 25 percent of the shares subject to a RSU vest on the first anniversary of the grant date and the remainder in equal annual installments over the following three years, subject to acceleration of vesting in certain situations such as in connection with a change of control.

(2)
Amounts shown represent stock options issued under our 2007 Plan that will, in general, vest and become exercisable with respect to 25 percent of the shares subject to the stock option one year from the grant date and the remainder of the shares in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain situations such as in connection with a change of control.

(3)
The shares of common stock underlying these stock option grants and RSU awards were valued as of their respective grant dates in accordance with FASB ASC Topic 718. These equity-based award fair values have been determined based on the assumptions set forth in Stock-Based Compensation Expense in Note 6 of the notes to consolidated financial statements included in our Annual Report. As these values reflect the aggregate grant date fair value, they do not necessarily correspond to the actual value that may be recognized by the named executive officers.

43 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

The following table summarizes the equity awards we have granted to our named executive officers which are outstanding as of December 31, 2013.
2013 Outstanding Equity Awards at Year-End Table

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
Mr. Patrick Henry	240,802	—	1.495	5/17/2017	—	—
	266,667	—	1.990	5/15/2019	—	—
	250,000	—	2.410	5/21/2019	—	—
	366,666	33,334	4.860	4/8/2020	—	—
	210,000	105,000	7.450	4/13/2021	—	—
	100,000	140,000	5.100	4/13/2022	—	—
	—	240,000	4.110	4/12/2023	—	—
	—	—	—	—	155,000	728,500
Mr. David Lyle	59,283	—	1.990	5/15/2019	—	—
	100,000	—	2.410	5/21/2019	—	—
	183,333	16,667	4.860	4/8/2020	—	—
	70,000	35,000	7.450	4/13/2021	—	—
	28,750	40,250	5.100	4/13/2022	—	—
	—	78,000	4.110	4/12/2023	—	—
	—	—	—	—	48,800	229,360
Mr. F. Matthew Rhodes	—	190,000	4.290	9/9/2023	—	—
	—	—	—	—	50,000	235,000
Dr. Michael Farese	168,750	33,750	5.130	6/1/2020	—	—
	37,333	18,667	7.450	4/13/2021	—	—
	28,750	40,250	5.100	4/13/2022	—	—
	13,333	26,667	5.780	8/15/2022	—	—
	—	60,000	4.110	4/12/2023	—	—
	—	—	—	—	46,100	216,670
Mr. Charles Lesko	68,000	124,000	5.620	7/23/2022	—	—
	—	60,000	4.110	4/12/2023	—	—
	—	—	—	—	73,250	344,275

(1)
Generally, 25 percent of the common stock underlying each stock option vests on the one year anniversary of the date of grant or, in some cases, the date of hire, with the remainder vesting in equal monthly installments over the following 36 months, subject to accelerated vesting as described in 2013 Compensation Arrangements of Named Executive Officers.

(2)
Generally, 25 percent of the shares of common stock underlying each RSU vests on the one year anniversary of the date of grant or, in some cases, the date of hire, with the remainder vesting in equal annual installments over the following three years, subject to accelerated vesting as described in 2013 Compensation Arrangements of Named Executive Officers.

(3)
Represents the closing price of our common stock on December 31, 2013 of $4.70 per share, as reported by The NASDAQ Global Select Market, multiplied by the number of shares underlying RSUs that had not vested as of December 31, 2013.

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 44

The following table provides additional information about the value realized by the named executive officers on option award exercises and stock award vesting during the year ended December 31, 2013.
2013 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Patrick Henry	—	—	29,500	126,525
Mr. David Lyle	—	—	9,100	38,919
Mr. F. Matthew Rhodes	—	—	—	—
Dr. Michael Farese	—	—	14,500	62,388
Mr. Charles Lesko	—	—	27,750	109,890

(1)
The value realized on vesting of outstanding stock awards is calculated by multiplying the closing price of our common stock as of the vesting date by the number of shares that vested. The calculation of the value realized on vesting does not take into account any taxes that may be payable in connection with the transaction.

2013 NONQUALIFIED DEFERRED COMPENSATION PLAN
In April 2011, the compensation committee adopted a non-qualified deferred compensation plan, or NQDC Plan. The NQDC Plan is intended to help build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation, which may include cash director fees, base salary, cash bonus awards, RSU awards, discretionary cash awards and/or any other payments designated by the NQDC Plan administrative committee as eligible for deferral under the NQDC Plan from time to time. None of our board members or named executive officers participated in the NQDC Plan in 2013.
2013 COMPENSATION ARRANGEMENTS OF NAMED EXECUTIVE OFFICERS
Our named executive officers received their cash and equity compensation under the terms of their employment arrangements with us which are detailed further below. The specific amounts of salaries, bonuses and other equity and non-equity compensation that our named executive officers receive under their employment arrangements with us are determined by our compensation committee with a view to ensuring that the total compensation amounts are competitive when measured against benchmarked compensation data of our industry peers, as further described in Compensation Discussion and Analysis. We do not have a set policy for allocating compensation between long-term incentives and annual compensation or between cash and non-cash compensation.
The 2013 salaries of each of Mr. Henry, Mr. Lyle, Mr. Rhodes, Dr. Farese and Mr. Lesko represent 32%, 48%, 10%, 47% and 52% of their respective total compensation for 2013. No cash bonuses were paid in 2013 to any of our named executive officers. The percentage of cash compensation relative to total compensation for Mr. Rhodes was much lower than our other named executive officers because Mr. Rhodes first joined the Company in the second half of 2013, and most of his compensation was in the deemed value of his inducement equity awards.
Employment and Severance Arrangements
In connection with the commencement of their employment, we entered into offer letters with the named executive officers setting forth their respective initial base salaries, bonus eligibility and other employment benefits. Each named executive officer's employment is on an “at-will” basis and each of them can be terminated by us or the named executive officer at any time, for any reason and with or without notice, subject, in the case of our president and chief executive officer, to the severance provisions of his executive employment agreement, and, with respect to all other named executive officers, to the terms of their change of control agreements. These agreements generally entitle the officers to receive cash severance, continued healthcare benefits and acceleration of vesting of

45 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

outstanding equity awards, among other things, in the event their employment is terminated under specified circumstances. Regardless of the manner in which a named executive officer's employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including unpaid wages and accrued and unused vacation pay.
Potential Payments under Severance Arrangements
Chief Executive Officer. Under the terms of our December 2009 amended and restated executive employment agreement with Mr. Henry, he is entitled to receive the following compensation in the event of either his termination without cause or resignation for good reason at any time, conditioned upon his execution of a full general release of all claims against the Company and continued compliance with his other post-termination obligations to the Company, including a non-solicit during any time in which he is receiving severance benefits:

•	Cash severance equal to 12 months' base salary to be paid in a lump sum;

•	A pro-rated portion of any performance-based cash bonus award to be paid in a lump sum;

•
Accelerated vesting of 50 percent of all unvested stock options and equity awards and an extended period of up to one year after Mr. Henry's termination date to exercise all vested stock options and other equity awards, to the extent applicable; and

•	Payment of premiums for medical, dental and vision benefits for 12 months after termination.
In the event a termination without cause or a resignation for good reason occurs within four and one-half months before or one year following a change of control of the Company or Mr. Henry's employment terminates due to his death or disability during such period, under the terms of the agreement, Mr. Henry will receive the severance benefits described above, but his cash severance will be increased to 18 months' base salary, he will not receive any pro-rated performance-based cash bonus and his accelerated vesting will cover all unvested stock options and other equity awards.
Other Executive Officers. Under the terms of their change of control agreements our other executive officers, including the named executive officers, are entitled to receive the following compensation in the event of either a termination without cause or resignation for good reason within 12 months following a change of control, conditioned upon their execution of a full general release of all claims against the Company and continued compliance with their other post-termination obligations to the Company:

•	Cash severance equal to 12 months' base salary to be paid in a lump sum;

•
Accelerated vesting of stock options, RSUs and other equity awards that would have vested during the 24 months following the termination date (such acceleration will apply to options or awards subject to performance-based or milestone-based vesting only if absent such acceleration provision the relevant performance measure or milestone was required to be satisfied within such 24 month period for such vesting to occur); and

•	Payment of premiums for medical, dental and vision benefits for six months after termination.
The following table sets forth potential payments payable to our named executive officers upon termination of employment or a change of control assuming their employment was terminated on December 31, 2013. Our compensation committee may, in its discretion, revise, amend or add to the benefits if it deems advisable.

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 46

Estimated Benefits Upon Termination Without Cause or Resignation For Good Reason

	No Change of Control				Upon Change of Control(1)
Name	Salary ($)(2)	Continuation of Healthcare Benefits or Social Payments ($)(3)	Accelerated Vesting of Stock Options and RSUs ($)(4)	Total ($)(5)	Salary ($)(2)	Continuation of Healthcare Benefits or Social Payments ($)(3)	Accelerated Vesting of Stock Options and RSUs ($)(4)	Total ($)
Mr. Henry	500,100	22,119	435,050	957,269	750,150	22,119	870,100	1,642,369
Mr. Lyle	—	—	—	—	322,400	11,059	177,320	510,779
Mr. Rhodes	—	—	—	—	280,000	7,626	161,319	448,945
Dr. Farese	—	—	—	—	295,000	11,059	171,650	477,709
Mr. Lesko	—	—	—	—	298,000	11,059	260,950	570,009

(1)	The payable amounts shown in this category assume that the termination or resignation occurs within the time period specified in the applicable change of control agreement.

(2)	These amounts are based on 2013 salaries.

(3)	These amounts represent the present value of post-termination medical, dental and vision insurance coverage for the named executive officers.

(4)
Represents the aggregate value of the accelerated vesting of the executive officer's unvested stock options and RSUs. The amounts shown as the value of the accelerated equity-based awards is calculated by multiplying the closing price of our common stock on December 31, 2013 of $4.70 per share, as reported by The NASDAQ Global Select Market, by the number of shares subject to accelerated vesting, less, with respect to stock options, the stock option exercise price. Outstanding options, if any, with an exercise price greater than $4.70 per share are not included in the calculation as it is assumed that these options would not be exercised.

(5)
This amount excludes the pro-rated performance cash bonus award that Mr. Henry would have been eligible to receive under the terms of his amended and restated executive employment agreement. See-Employment and Severance Arrangements.

Relocation Benefits and Commuting Expenses
Mr. Rhodes joined us in 2013. To induce his employment with us, we provided specified relocation and commuting assistance to him under the terms of his offer letter.
Under the terms of our August 2013 offer letter, as amended, and our related relocation and commuting agreement with Mr. Rhodes, we provide a relocation assistance package of up to $80,000 payable towards qualified relocation expenses if he relocates to San Diego by August 30, 2015. In the event Mr. Rhodes receives reimbursement of his relocation expenses and then is terminated by us “for cause” or voluntarily terminates his employment prior to completing two years of continuous service with us, he would be required to reimburse us for all of the relocation expenses paid or reimbursed by us. If his employment is terminated for these reasons after two years but before completing three years of continuous service with us, he would be required to reimburse us for a pro-rated amount of any such relocation expenses paid or reimbursed by us. Until Mr. Rhodes relocates to San Diego, we have also agreed to provide commuting assistance, including airfare, hotel or temporary housing and rental car reimbursement, up to a maximum of $4,500 per month through February 2014 and reduced to $3,500 per month thereafter, in connection with Mr. Rhodes' travel from his personal residence to our headquarters in San Diego, California, as needed to fulfill his employment obligations. All expenses reimbursed must be in compliance with our Travel and Expense Policy.
Dr. Farese joined us in 2010. To induce his employment with us, we agreed to provide relocation benefits to him under the terms of his offer letter and relocation agreement with us. In February 2012 we agreed to extend the terms of Dr. Farese's relocation reimbursement benefits described in this offer letter and relocation agreement from September 15, 2011 to August 30, 2014.
Under the terms of our offer letter and relocation agreement with Dr. Farese, and the extension approved in February 2012, we provide a relocation assistance package of up to $110,000 payable towards qualified relocation expenses if he relocates to San Diego by August 30, 2011. In the event Dr. Farese receives reimbursement of his relocation expenses under his offer letter and relocation agreement, and then is terminated by us “for cause” or voluntarily terminates his employment prior to completing 36 months of continuous service with us, he would be required to reimburse us for a pro-rated amount of any such relocation expenses paid or reimbursed by us.

47 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

Mr. Lesko joined us in 2012. To induce his employment with us, we provided specified commuting assistance to him under the terms of his offer letter with us.
Under the terms of our June 2012 offer letter, as amended, and commuting agreement with Mr. Lesko, we provide commuting assistance, including airfare, hotel or temporary housing and rental car reimbursement, up to a maximum of $3,000 per month, in connection with Mr. Lesko's travel from his personal residence to our headquarters in San Diego, California, as needed to fulfill his employment obligations. All expenses reimbursed must be in compliance with our Travel and Expense Policy.
Equity Compensation Plan Information
The following table provides certain information as of December 31, 2013, with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column 1)
Equity compensation plans approved by shareholders	15,402,668	$4.7242	15,308,135(3)
Equity compensation plans not approved by shareholders(4)	1,081,591	$5.4527	595,770
Total	16,484,259	$4.7978	15,903,905

(1)
This amount includes shares that are issuable upon the exercise of stock options, RSUs and other stock awards outstanding under our 2001 stock option plan, RF Magic, Inc. 2000 incentive stock plan, 2007 Plan and Directors' Plan. RSUs issued under the 2007 Plan entitle the holder to one share of common stock for each unit that vests over the holder's period of continued service.

(2)
Calculated without taking into account the 6,829,445 shares of common stock subject to outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

(3)	This amount includes the following:

•
11,640,232 shares reserved for issuance under our 2007 Plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the lesser of (i) five percent of the aggregate number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 7,692,307 shares of common stock, or (iii) a lesser number of shares of common stock that may be determined by our board or a duly authorized committee of our board. The number of shares reserved for issuance under our 2007 Plan may also be increased by up to a maximum of 899,629 shares of common stock as of December 31, 2013 in the event of the termination or expiration of outstanding awards under our 2001 stock option plan and the RF Magic, Inc. 2000 incentive stock plan.

•
247,692 shares reserved for issuance under our Directors' Plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the excess of (i) the number of shares of our common stock subject to options granted under the plan during the preceding calendar year, over (ii) the number of shares, if any, added back to the share reserve of the plan during the preceding calendar year, unless the board designates a lesser number of shares of common stock prior to the first day of any calendar year.

•
3,420,211 shares reserved for issuance under our 2007 employee stock purchase plan. This amount will automatically increase annually on January 1 of each year through January 1, 2017, by a number equal to the lesser of (i) one-and-a-half percent of the aggregate number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 2,307,692 shares of common stock, or (iii) a lesser number of shares of common stock that may be determined by our board or a duly authorized committee of our board.

(4)
On April 8, 2012, the Compensation Committee of our board approved the 2012 Inducement Equity Incentive Plan (the “Inducement Plan”). Shareholder approval of the Inducement Plan was not required under NASDAQ Rule 5635(c)(4). A total of 2,300,000 shares of Common Stock were reserved for the granting of inducement stock options, stock appreciation rights, restricted stock, restricted stock units and other awards under the Inducement Plan. To date, we have granted only stock options and restricted stock units. The Inducement Plan provides for the granting of stock options with exercise prices equal to the fair market value of our Common Stock on the date of grant. Options granted under the Inducement Plan generally have a ten-year term and vest over four years, with 25% of the total shares granted vesting on the first anniversary of the date of grant and the balance vesting in equal monthly installments over the remaining 36 months, subject to continued service with us. Restricted stock unit awards granted under the Inducement Plan generally vest over four years in quarterly installments, subject to continued service with us. The board may suspend or terminate the Inducement Plan at any time.

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 48

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS
Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2015 Annual Meeting of Shareholders, the proposal must be received by us at our corporate headquarters at 6290 Sequence Drive, San Diego, California 92121-4358 by December 4, 2014. The proposal should be sent to the attention of the Secretary of the Company.
Under our amended and restated bylaws, if a shareholder wishes to present a director nominee and/or an item of business to be introduced at an Annual Meeting of Shareholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy, such shareholder must give written notice, or the Shareholder Notice, to our Secretary at the address noted above. The Secretary must receive the Shareholder Notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of this year's Annual Meeting, provided, that in the event that the date of the 2015 Annual Meeting of Shareholders is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2014 Annual Meeting of Shareholders, the Shareholder Notice must be received by the Secretary (i) not earlier than the close of business on the 120th day prior to the 2015 Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to the 2015 Annual Meeting of Shareholders or (ii) on the 10th day following the day on which public announcement of the date of the 2015 Annual Meeting of Shareholders is first made.
For example, assuming that our 2015 Annual Meeting of Shareholders is held on the anniversary date of this year's Annual Meeting, in order to comply with the time periods set forth in our amended and restated bylaws, the Shareholder Notice must be received by our Secretary no earlier than January 14, 2015 and no later than February 13, 2015. If the Shareholder Notice is not received by our Secretary by that date, any matter that is identified in the late Shareholder Notice will not be introduced at the 2015 Annual Meeting of Shareholders.
All shareholder proposals, director nominations or items of business submitted by shareholders must comply with the applicable requirements or conditions established by the SEC and our amended and restated bylaws. Please review our amended and restated bylaws, which set forth the information that must be included in the Shareholder Notice, which information must be supplemented and updated in writing, as necessary, and other obligations imposed on our director nominees generally.

The board is not aware of any matters that are expected to come before the 2014 Annual Meeting of Shareholders other than those referred to in this proxy statement.
If any other matter should come before the Annual Meeting, the proxies appointed by the board intend to vote the proxies in accordance with their best judgment.
The chairman of the 2014 Annual Meeting of Shareholders may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.
Whether or not you plan to attend the Annual Meeting, please vote your shares promptly.
By Order of the Board of Directors,
Lance W. Bridges
Senior Vice President, General Counsel and Corporate Secretary

49 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

INFORMATION CONCERNING ENTROPIC'S ANNUAL MEETING OF SHAREHOLDERS
To Our Shareholders:
We hereby cordially invite you to attend our 2014 Annual Meeting of Shareholders, or Annual Meeting, which will be held on Wednesday, May 14, 2014, at Entropic's corporate headquarters located at:
Entropic Communications, Inc.
6290 Sequence Drive
San Diego, California 92121
(858) 768-3600

Check-in begins at 1:30 p.m., Pacific Daylight Time
Meeting begins at 2:00 p.m., Pacific Daylight Time

If You Plan to Attend the Annual Meeting:
Only Entropic shareholders as of the close of business on March 18, 2014 are entitled to attend our Annual Meeting. Each shareholder should be prepared to present:
(1) Valid photo identification, such as a driver's license or passport; and
(2) Shareholders holding their shares through a broker, bank, trustee, or nominee will need to bring proof of beneficial ownership as of the Record Date, such as their most recent account statement reflecting their stock ownership prior to March 18, 2014, a copy of the voting instruction card provided by their broker, bank, trustee, or nominee, or similar evidence of ownership.
If you are a beneficial owner, like a vast majority of our shareholders, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described in the proxy statement so that your vote will be counted if you later decide not to attend the meeting.

Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014 | 50

Directions to Entropic Communications:

From the North	From the South	From the West
Take Interstate 5 South Continue onto Interstate 805 South Take exit 27 toward Mira Mesa Blvd Turn left onto Sorrento Valley Road Continue onto Mira Mesa Blvd Turn left onto Sequence Drive	Take Interstate 805 North Take exit 27A toward Mira Mesa Blvd/Vista Sorrento Parkway Turn right onto Sorrento Valley Road Continue onto Mira Mesa Blvd Turn left onto Sequence Drive
Take CA-52 east
Take exit 3 to merge onto Interstate 805 North
Take exit 27A toward Mira Mesa Blvd/Vista Sorrento Parkway
Turn right onto Sorrento Valley Road
Continue onto Mira Mesa Blvd
Turn left onto Sequence Drive

51 | Notice of Annual Meeting of Shareholders and Proxy Statement, April 3, 2014

ENTROPIC

ENTROPIC COMMUNICATIONS, INC.
ATTN: LANCE BRIDGES
6290 SEQUENCE DRIVE
SAN DIEGO, CA 92121

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M71246-P49794 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ENTROPIC COMMUNICATIONS, INC.

Vote on Directors

	For All	Withhold All	For All Except
1. To elect the following persons to serve on the Company's board of directors until the 2017 Annual Meeting of Shareholders and until their successors are duly elected and have been qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Patrick Henry
02) William Bock

Vote on Proposals

The Company's board of directors recommends a vote **FOR** the nominees listed above and a vote **FOR** proposal 2 and proposal 3.

This proxy, when properly executed, will be voted as specified above. **If no specification is made, this proxy will be voted FOR the nominees listed above and FOR proposal 2 and proposal 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

M71247-P49794

ENTROPIC

Annual Meeting of Shareholders
May 14, 2014 at 2:00 PM, Pacific Daylight Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Patrick Henry and David Lyle, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENTROPIC COMMUNICATIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 2:00 PM, Pacific Daylight Time on May 14, 2014, at the Company's corporate headquarters located at 6290 Sequence Drive, San Diego, California, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side